SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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INSIGHT COMMUNICATIONS COMPANY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INSIGHT COMMUNICATIONS COMPANY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 26, 2005

The Annual Meeting of Stockholders of Insight Communications Company, Inc. will be held at the Rihga Royal, 151 West 54th Street, New York, New York at 9:30 a.m. on Tuesday, April 26, 2005, for the following purposes:

1.	To elect seven directors to serve for a term of one year.

2.	To approve an amendment to the 1999 Equity Incentive Plan.

3.	To ratify the selection of Ernst & Young LLP as our independent auditors for the year ending December 31, 2005.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only holders of record of shares of Class A common stock and Class B common stock at the close of business on March 18, 2005 are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

By Order of the Board of Directors,

Elliot Brecher
Secretary

April 1, 2005

All persons to whom the accompanying proxy is addressed are requested to date, execute and return it promptly in the enclosed, self-addressed envelope. No postage is required if mailed within the United States.

INSIGHT COMMUNICATIONS COMPANY, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held

April 26, 2005

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Insight Communications Company, Inc. of proxies and voting instructions in the accompanying form for use at the Annual Meeting of Stockholders to be held at the Rihga Royal, 151 West 54th Street, New York, New York, at 9:30 a.m. on Tuesday, April 26, 2005, and at all adjournments thereof. The shares represented by proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. If no direction is indicated, the proxy will be voted in favor of the proposals set forth in the notice attached to this proxy statement. Any stockholder may revoke his proxy at any time prior to the voting thereof by giving notice in writing to the attention of our Secretary, by granting a proxy bearing a later date or by voting in person at the meeting. If you hold your shares in street name and want to vote in person at the meeting, you must obtain a proxy from your broker and bring it to the meeting.

Holders of record of shares of Class A common stock and Class B common stock at the close of business on March 18, 2005 are entitled to vote at the meeting. As of such record date, there were 51,031,770 shares of Class A common stock and 8,489,454 shares of Class B common stock outstanding.

The presence, in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the meeting. Holders of shares of Class A common stock and Class B common stock will vote as a single class on all matters submitted to a vote of the stockholders. Each share of Class A common stock will be entitled to one vote and each share of Class B common stock will be entitled to ten votes.

Directors will be elected by a plurality of the votes cast at the meeting. Approval of each other matter will require the affirmative vote of a majority of the votes cast thereon. Sidney R. Knafel, his children and trusts for their benefit, and Michael S. Willner collectively beneficially own approximately 61.5% of the aggregate votes that may be cast at the meeting. Accordingly, the affirmative vote of such persons alone is sufficient to adopt each of the proposals to be submitted to the stockholders at the meeting. Such persons have advised us that they will vote all of their shares in favor of the proposals set forth in the notice attached to this proxy statement.

Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the meeting and will have the same effect as a vote AGAINST each of such proposals. “Broker nonvotes” are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted. Broker nonvotes will not be counted for purposes of determining whether a proposal has been approved.

We will bear the cost of soliciting these proxies. Proxies may be solicited by directors, officers or employees of our company in person or by telephone.

A list of stockholders entitled to vote at the meeting will be available at our executive offices located at 810 7th Avenue, New York, New York 10019. This proxy statement and the form of proxy are being mailed to stockholders on or about April 1, 2005.

ELECTION OF DIRECTORS

It is proposed to elect seven directors to hold office for terms of one year and until their successors shall be elected and shall qualify. At the meeting, the persons named in the enclosed form of proxy will vote the shares covered thereby for the election of the nominees named below to the Board of Directors unless instructed to the contrary. Each nominee is currently a director of our company.

One vacancy was created on the Board of Directors during 2004 as a result of the resignation on July 1, 2004 of Daniel S. O’Connell. The vacancy was filled by the Board with the appointment of David C. Lee on the same date. Michael S. Willner, our chief executive officer, identified Mr. Lee as a candidate to the Board.

Name of Nominee	Age	Principal Occupation and Business Experience
Sidney R. Knafel	74	Chairman of the Board since 1985. He was the founder, Chairman and an equity holder of Vision Cable Communications, Inc. from 1971 until its sale in 1981. Mr. Knafel is presently the managing partner of SRK Management Company, a private investment company. He is a director of General American Investors Company, Inc. and IGENE Biotechnology, Inc., as well as several private companies. Mr. Knafel is a graduate of Harvard College and Harvard Business School.

Michael S. Willner	52	Co-founder and Chief Executive Officer since 1985. Mr. Willner has also served as Vice Chairman since August 2002, served as President from 1985 to August 2002 and reassumed the position of President in August 2003. Previously, Mr. Willner served as Executive Vice President and Chief Operating Officer of Vision Cable from 1979 through 1985, Vice President of Marketing for Vision Cable from 1977 to 1979 and General Manager of Vision Cable’s Bergen County, New Jersey cable television system from 1975 to 1977. He currently serves on the Board of Directors and Executive Committee of the National Cable & Telecommunications Association. He also serves on the boards of C-SPAN, Women in Cable and Telecommunications, The Cable Center and the Walter Kaitz Foundation, as well as the executive committee of CableLabs. Mr. Willner is a graduate of Boston University’s College of Communication and serves on the school’s Executive Committee.

Dinni Jain	41	Executive Vice President and Chief Operating Officer since October 2003. Mr. Jain joined our company in January 2002 as Senior Vice President and Chief Financial Officer. From 1994 through 2002, he served in a number of roles in sales, marketing, customer service, strategy, corporate development and general management of NTL Incorporated, one of Europe’s leading cable and telecommunications companies. He ultimately served as Deputy Managing Director of NTL’s Consumer Division, overseeing customer and new business growth, as well as the quality of customer satisfaction. He also managed the operations of NTL’s Cable and Wireless Consumer Group from 2000 to 2001. He currently serves on the Board of Directors of The Cable & Telecommunication Association for Marketing Foundation.

Thomas L. Kempner	77	Chairman of the compensation and stock option committees, and member of the audit and nominating committees. Mr. Kempner has been Chairman and Chief Executive Officer of Loeb Partners Corporation, investment bankers, and its predecessors since February 1978. He is currently a director of CCC Information Services Group Inc., FuelCell Energy, Inc., IGENE Biotechnology, Inc., Intermagnetics General Corporation, Northwest Airlines, Inc. (Emeritus), Dyax Corp. and Intersections Inc. Mr. Kempner is a graduate of Yale University.

Geraldine B. Laybourne	57	Member of the compensation and nominating committees. In 1998, Ms. Laybourne founded Oxygen Media, LLC, an independent cable television network with programming tailored to the interests of women, and has served as its Chairman and Chief Executive Officer since its inception. She is most notably known for her work at Nickelodeon, a programming affiliate of MTV Networks, having served in a number of roles from 1980 to 1995, including as its President from 1989. From 1993 to 1995, she also served as the Vice Chairman of MTV Networks. From 1996 to 1998, she served as the President of Disney ABC Cable Networks. She currently serves on the boards of the National Cable & Telecommunications Association and the National Council for Families and Television, and on the Advisory Board of New York Women in Film & Television. Ms. Laybourne received a bachelor’s degree in Art History from Vassar College and serves on its board of trustees, and received an MS in Elementary Education from the University of Pennsylvania.

David C. Lee	39	Member of the audit, compensation and nominating committees. Mr. Lee has been the Senior Managing Director of LLJ Capital, LLC, a specialty finance and advisory firm specializing in media, communications and technology, since January 2004. From December 2002 until December 2003, Mr. Lee was a private investor and consultant to the communications and technology industries. Prior thereto, Mr. Lee was the Founding Managing Partner of Saturn Venture Partners LLC, a private investment firm focused on communications technology, from April 2001 to December 2002. Prior thereto, he was a Managing Director of Sandler Capital Management, a private investment and money management firm specializing in media, communications and technology, from January 1999 to April 2001. Prior thereto, he was a Managing Director of Lazard Freres & Co. LLC, an investment banking firm where he served in various capacities from March 1988 to October 1994 and from April 1996 to December 1998. He is a director of Young Broadcasting Inc.

James S. Marcus	75	Chairman of the audit committee, and member of the compensation and nominating committees. Mr. Marcus is a retired partner of The Goldman Sachs Group, L.P. (predecessor of The Goldman Sachs Group, Inc.), investment bankers. He is currently a director of American Biltrite Inc. Mr. Marcus is a graduate of Harvard College and Harvard Business School.

The Board of Directors recommends a vote FOR the election of the nominees herein.

Board of Directors and Committees

Our Board of Directors has an audit committee, a compensation committee and a nominating committee. During 2004, the Board of Directors held five meetings and took action two times by unanimous written consent. There were nine meetings of the audit committee, six meetings of the compensation committee and two meetings of the nominating committee. All of the directors attended at least 75% of the aggregate number of Board meetings and committee meetings during the periods in which they served.

Our Board of Directors is comprised of seven members, four of whom are not employees – Thomas Kempner, Geraldine Laybourne, David Lee and James Marcus. Our Board has determined that each of the non-employee members is independent as defined by the listing standards of the Nasdaq Stock Market. Each director is expected to attend and participate in, either in person or by means of telephonic conference, all scheduled Board meetings and meetings of committees on which such director is a member. Each of our directors then serving attended last year’s annual meeting of stockholders, and members of the Board of Directors are encouraged to attend the annual meeting each year.

Individuals may communicate directly with members of the Board of Directors or members of the Board’s standing committees by writing to the following address:

Insight Communications Company, Inc.

810 7th Avenue, 41st Floor

New York, New York 10019

Attention: Secretary

The Secretary will summarize all correspondence received and periodically forward summaries to the Board. Members of the Board may at any time request copies of any such correspondence. Communications may be addressed to the attention of the Board, a standing committee of the Board, or any individual member of the Board or a committee. Communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requires investigation to verify its content may not be forwarded.

Our audit committee consists of three directors, all of whom are independent directors as defined by the listing standards of Nasdaq. The committee operates under a written charter, which is attached as Exhibit A to this proxy statement. The current members of the audit committee are James Marcus (Chairman), Thomas Kempner and David Lee. Our Board of Directors has determined that each of the members of the audit committee meets the Securities and Exchange Commission definition of an audit committee financial expert. As more fully described in its charter, the functions of the audit committee include the following:

•	appointment of independent auditors, determination of their compensation and oversight of their work;

•	review the arrangements for and scope of the audit by independent auditors;

•	review the independence of the independent auditors;

•	evaluate the performance, responsibilities, budget and staffing of the internal audit function;

•	consider the adequacy and effectiveness of the accounting, financial and internal controls, the internal audit procedures and the disclosure controls and procedures;

•	pre-approve audit and non-audit services;

•	establish procedures regarding complaints relating to accounting, internal accounting controls, or auditing matters;

•	review and approve any related party transactions; and

•	discuss with management and the independent auditors our draft quarterly interim and annual financial statements and key accounting and reporting matters.

Our compensation committee consists of four directors, all of whom are independent directors as defined by the listing standards of Nasdaq. The current members of the compensation committee are Thomas Kempner (Chairman), Geraldine Laybourne, David Lee and James Marcus. The compensation committee administers our

1999 Equity Incentive Plan and has the authority to review and make recommendations to the Board of Directors with respect to the non-performance based compensation of our executive officers. The compensation committee has full power and discretion to select those persons to whom awards will be granted (other than awards to non-employee directors) pursuant to the 1999 Equity Incentive Plan; to determine the type, amounts and terms of awards; to change and determine the terms of any award agreement, including but not limited to the term and the vesting schedule; and to determine and change the conditions, restrictions and performance criteria relating to any award. In addition, the compensation committee has the authority to construe and interpret the 1999 Equity Incentive Plan. The full Board of Directors may also exercise administrative authority under the 1999 Equity Incentive Plan and the Board of Directors and/or the compensation committee may delegate administrative authority to our Chief Executive Officer or Chief Operating Officer with respect to awards made to employees (other than executive officers and certain other senior officers).

During the first half of 2004, the Board of Directors had a stock option committee which consisted of Thomas Kempner (Chairman) and Daniel O’Connell, a then director of our company. In July 2004, the Board of Directors disbanded the stock option committee and delegated the administration of our 1999 Equity Incentive Plan to the compensation committee. The stock option committee did not hold any meetings during 2004.

Our nominating committee consists of four directors, all of whom are independent directors as defined by the listing standards of Nasdaq. The committee operates under a written charter, which is attached as Exhibit B to this proxy statement. The current members of the nominating committee are Geraldine Laybourne (Chairman), Thomas Kempner, David Lee and James Marcus. As more fully described in its charter, the functions of the nominating committee include identifying individuals qualified to become directors and making recommendations to the Board for the selection of such candidates for directorship, with the goal of assembling a Board that brings us a variety of perspectives and skills derived from business and professional experience. When considering a potential candidate, the nominating committee will take into consideration such factors as it deems appropriate, including the following:

•	the appropriate size of our Board;

•	the needs of our company with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees, including experience at the policy-making level in technology, business, finance, administration or public service, in light of prevailing business conditions, the knowledge, skills and experience already possessed by other members of the Board and the highest professional and personal ethics and values;

•	minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially;

•	experience with accounting rules and practices;

•	principles of diversity;

•	appreciation of the relationship of our business to the changing needs of society; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The nominating committee will evaluate director candidates recommended by stockholders in light of the committee’s criteria for the selection of new directors. Any stockholder recommendation of a director candidate should include the candidate’s name, biographical data and a detailed description of the candidate’s qualifications for Board membership, and should be sent to Insight Communications, 810 7th Avenue, New York, New York 10019, Attention: Secretary. Any stockholder recommendations must be submitted in sufficient time for an appropriate evaluation by the committee. In addition, any stockholder wishing to nominate a director for consideration at an annual meeting of stockholders must follow the procedures set forth below under the heading “Stockholder Proposals and Director Nominations.”

The nominating committee will periodically assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the nominating committee will consider potential candidates for director who may come to its attention through current Board members, stockholders or other persons. To date, we have not engaged any search firms or other third parties to identify or evaluate or assist in identifying potential nominees. The candidates will be evaluated at meetings of the nominating committee, and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials will be forwarded to the nominating committee.

As a result of the voting power held by Sidney Knafel, his children and trusts for their benefit, and Michael Willner, our company could qualify as a “controlled company” within the meaning of the Nasdaq listing standards. As such, we could avail ourselves of the exemption such status affords from compliance with Nasdaq’s requirements to have a majority of independent directors and an independent compensation committee and an independent nominating committee. However, we have determined not to rely on the exemption at this time.

Code of Ethics

We have adopted a code of ethics for our directors, chief executive officer, chief financial officer and chief accounting officer, as well as other employees and the employees of our subsidiaries. A copy of the code was filed as an exhibit to our annual report on Form 10-K for the year ended December 31, 2003.

APPROVAL OF AN AMENDMENT TO THE 1999 EQUITY INCENTIVE PLAN

Introduction

On December 7, 2004, our Board of Directors approved an amendment to the Insight Communications Company, Inc. 1999 Equity Incentive Plan (the “Plan” and as amended, the “Amended Plan”), subject to stockholder approval.

Stockholders are being asked to approve the amendment to the Plan. The Plan amendment will (i) increase the number of shares of our common stock that is available for issuance under the Plan from 8,000,000 to 9,000,000, (ii) increase the number of shares of our common stock authorized for delivery as restricted stock from 1,000,000 to 2,000,000 and (iii) allow the grant of restricted stock to certain former employees of our company, as discussed below under “—New Amended Plan Benefits.” Stockholder approval of the Amended Plan is necessary to satisfy the Nasdaq qualitative listing requirements. In addition, the issuance of restricted stock to certain employees and former employees of our company, as discussed below under “—New Amended Plan Benefits,” is subject to and contingent upon such approval.

A full copy of the Amended Plan is attached as Exhibit C. The material features of the Amended Plan are summarized below and such summary is qualified in its entirety by reference to the complete text of the Amended Plan.

Purpose

The Amended Plan is intended to allow selected employees, officers and consultants of our company or an affiliate to acquire or increase equity ownership in our company, thereby strengthening their commitment to our success and stimulating their efforts on behalf of our company, and to assist us and our affiliates in attracting new employees, officers and consultants and retaining existing employees, officers and consultants. The Amended Plan is also intended to optimize the profitability and growth of our company and our affiliates through incentives which are consistent with our goals, to provide grantees with an incentive for excellence in individual performance to promote teamwork among employees, officers and consultants, and to attract and retain highly qualified persons to serve as non-employee Directors and to promote ownership by such non-employee Directors of a greater proprietary interest in our company, thereby aligning such non-employee Directors’ interests more closely with the interests of our stockholders. Where appropriate, the Amended Plan may be utilized to provide annual cash incentive compensation opportunities that are competitive with those of other peer corporations.

Administration

The Amended Plan will be administered by the Board with respect to non-employee Director grantees and by the compensation committee of the Board with respect to all other grantees. The Board or Committee may delegate administrative authority to our Chief Executive Officer or Chief Operating Officer except with respect to awards to non-employee Directors (which must be administered by the full Board), awards to executive officers that are intended to comply with the Rule 16b-3 under the Securities Exchange Act of 1934 and awards intended to comply with the performance-based exception to tax deductibility limitations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). If and to the extent that compliance with Rule 16b-3 or the performance-based exception to tax deductibility limitations under Code Section 162(m) is desirable, such award must be administered by the Committee or a committee comprised of two or more Directors who qualify as “non-employee directors” under Rule 16b-3 and “outside directors” under Code Section 162(m). The relevant person or group that administers the Amended Plan with respect to an award is referred to in this summary as the “Committee.” Subject to the terms of the Amended Plan, the Committee has full power and discretion to select those persons to whom awards will be granted (other than awards to non-employee Directors); to determine the amounts and terms of awards; to change and determine the terms of any award agreement, including but not limited to the term and the vesting schedule; to determine and change the conditions, restrictions and performance criteria relating to any award; to determine the settlement, cancellation, forfeiture, exchange or surrender of any award; to make adjustments in the terms and conditions of awards including, but not limited to, changing the exercise price of any award; to construe and interpret the Amended Plan and any award agreement; to establish, amend and revoke rules and regulations for the administration of the Amended Plan; to make all determinations deemed necessary or advisable for administration of the Amended Plan; and to exercise any powers and perform any acts it deems necessary or advisable to administer the Amended Plan and subject to certain exceptions, to amend, alter or discontinue the Amended Plan or amend the terms of any award.

Eligibility

The Amended Plan provides for awards to our employees, potential employees, officers, and potential officers of our company or an affiliate and consultants and potential consultants to our company or an affiliate. In addition, the Amended Plan has been amended to permit the grant of restricted stock to certain former employees of our company who (i) had outstanding loans from us as of December 31, 2004 and (ii) accepted an offer from us made between December 8, 2004 and December 31, 2004 to cancel such outstanding loans (including accrued interest) and surrender to us all shares of common stock then pledged to us as security for such loans. As incentive to surrender such shares we agreed, subject to shareholder approval of the Amended Plan, to grant the former employees restricted stock as described more fully below under “- New Amended Plan Benefits.”

Some awards will be provided to officers and others who are deemed by us to be “insiders” for purposes of Section 16 of the Securities Exchange Act of 1934. As of December 31, 2004, we and our affiliates had approximately 3,550 full-time and 75 part-time employees and officers, and our management currently estimates that approximately 3% will be granted awards under the Amended Plan. An affiliate is defined in the Amended Plan as any entity, individual, venture or division that directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with our company.

The Amended Plan also allows non-employee Directors to elect to receive all or any portion of their annual Director’s fees in the form of stock options. The Amended Plan also provides that the Board may implement procedures to allow non-employee Directors to elect to receive all or a portion of their annual Director’s fees in the form of common stock or deferred stock. As of March 18, 2005, the Board had not implemented procedures to allow non-employee Directors to elect to receive any portion of their annual Director’s fees in the form of common stock or deferred stock. If the nominees for election named in this proxy statement are elected, four Directors will qualify as non-employee Directors under the Amended Plan in 2005.

Participation

The Committee may make award grants to eligible grantees (other than non-employee Directors) in its discretion, subject to the limits on awards.

The Amended Plan permits non-employee Directors to elect to receive all or part of their annual Director’s fees in the form of stock options. The Amended Plan also provides that the Board may implement procedures to permit non-employee Directors to elect to receive all or part of their annual Director’s fees in the form of common stock or deferred stock, as described below.

Offering of Common Stock

Under the terms of the Amended Plan, 9,000,000 shares of our common stock are authorized for delivery in settlement of awards, of which 2,000,000 shares are authorized for delivery as restricted stock. (The term “shares” or “stock” in this summary refers to Class A or Class B common stock as determined by the Committee, unless otherwise indicated.) This represents an increase from the 8,000,000 shares that were authorized for issuance under the Plan and an increase from the 1,000,000 shares authorized for delivery as restricted stock under the Plan prior to December 7, 2004.

The stock delivered to settle awards made under the Amended Plan may be authorized and unissued shares or treasury shares, including shares repurchased by us for purposes of the Amended Plan. If any shares subject to any award granted under the Amended Plan are forfeited or payment is made in a form other than shares or the award otherwise terminates without payment being made, the shares subject to such awards will again be available for issuance under the Amended Plan. In addition, shares withheld or surrendered in payment of the exercise price for stock options or withheld for taxes upon the exercise or settlement of an award, will again be available for issuance under the Amended Plan.

As of March 18, 2005, a total of 5,920,397 shares were subject to outstanding options or other awards granted under the Amended Plan, including 749,500 shares which were subject to restricted stock awards. At March 18, 2005, the last reported sale price of our Class A common stock on The Nasdaq National Market was $11.86 per share.

If a dividend or other distribution, recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme or arrangement, split-up, spin-off or combination, or similar transaction or event affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of grantees, the Committee will make an equitable change or adjustment as it deems appropriate in the number and kind of securities subject to or to be issued in connection with awards (whether or not then outstanding) and the exercise price or grant price relating to an award.

The Committee may also grant awards (“Acquired Entity Awards”) to employees or consultants of another corporation or other entity (an “Acquired Entity”) in substitution of stock or other stock-based awards held by any employees or consultants of such Acquired Entity who become eligible employees of our company or any of our affiliates as a result of a merger or consolidation of the Acquired Entity into our company or any of our affiliates or the acquisition of the Acquired Entity by us or any of our affiliates. The Acquired Entity Awards are intended to preserve the economic value of the awards held by employees and/or consultants of the Acquired Entity immediately prior to its merger or consolidation into, or acquisition by, our company or any of our affiliates. Acquired Entity Awards will not count against the overall limit on the number of shares of common stock available for issuance under this Amended Plan nor will they count against the individual limits on awards described below.

Limits on Awards

The Amended Plan contains several limits on the number of shares and the amount of cash that may be issued as awards. Awards may not be granted to any individual in any calendar year for an aggregate number of shares of common stock in excess of 850,000 shares of common stock for awards granted in any calendar year. In addition, the maximum potential value of any award that may be granted to the Chief Executive Officer or any of our other four highest compensated officers in any calendar year which may settled in cash or property other than common stock may not exceed $5 million.

Summary of Awards under the Amended Plan

The Amended Plan permits the granting of any or all of the following types of awards to all grantees other than non-employee Directors:

•	stock options including incentive stock options (“ISOs”) and stock appreciation rights (“SARs”);

•	restricted stock and deferred stock;

•	dividend equivalents;

•	performance units;

•	performance shares; and

•	other stock-based awards.

With respect to non-employee Directors, the Amended Plan provides for an election to receive all or any portion of their annual fees in the form of stock options. In addition, the Board has the authority under the Amended Plan to adopt procedures to allow non-employee Directors to elect to receive all or any portion of their annual fees in the form of common stock and/or deferred stock. Unless and until such procedures are adopted, annual Director’s fees may be paid in any combination of cash or stock options but may not be paid in the form of common stock or deferred stock. As of March 18, 2005, the Board had not adopted any procedures to allow non-employee Directors to elect to receive any portion of their annual fees in common stock or deferred stock.

Generally, awards under the Amended Plan (other than non-employee Director awards) are granted for no consideration other than prior and future services. Awards (other than non-employee Director awards) granted under the Amended Plan may, in the discretion of the Committee, be granted alone or in addition to, in tandem with or in substitution for, any other award under the Amended Plan or other plan of our company. The material terms of each award will be set forth in a written award agreement between the grantee and us.

Stock Options and SARs

The Committee is authorized to grant stock options, including ISOs (except that ISOs may only be granted to employees), and SARs. A stock option allows a grantee to purchase a specified number of shares at a predetermined price during a fixed period measured from the date of grant. An SAR entitles the grantee to receive the excess of the fair market value of a share on the date of exercise over the grant price of the SAR. The purchase price per share of stock subject to a stock option and the grant price of an SAR is determined by the Committee and set forth in the award agreement. The purchase price per share under an incentive stock option or any option that is intended to satisfy the performance-based exception to tax deductibility limitations under Code Section 162(m) cannot be less than the fair market value of a share on the grant date. The purchase price per share under any other non-qualified stock option cannot be less than par value of the stock. The term of each option or SAR is determined by the Committee and set forth in the award agreement, except that the term of ISOs and SARs granted in tandem with ISOs may not exceed ten years. Such awards are exercisable in whole or in part at such time or times as determined by the Committee and set forth in the award agreement. Options may be exercised by payment of the purchase price in cash, stock or other outstanding awards, or may be exercised on a cashless basis (subject to applicable law), or as the Committee determines. Methods of exercise and settlement and other terms of the SARs will be determined by the Committee.

Restricted Stock and Deferred Stock

The Committee may award restricted stock consisting of shares which remain subject to a risk of forfeiture and may not be disposed of by grantees until certain restrictions established by the Committee lapse. A grantee receiving restricted stock will have all of the rights of a stockholder of our company, including the right to vote the shares and the right to receive any dividends, except as otherwise provided in the award agreement. Upon termination of employment during the restriction period, restricted stock will be forfeited subject to such exceptions, if any, as are provided in the award agreement or any other agreement with the employee.

The Committee may also make deferred stock awards, generally consisting of a right to receive shares at the end of specified deferral periods. Awards of deferred stock are subject to such limitations as the Committee may impose in the award agreement, which limitations may lapse at the end of the deferral period, in installments or otherwise. Deferred stock awards carry no voting or other rights associated with stock ownership. Except as otherwise provided in the award agreement, grantees will receive dividend equivalents with respect to deferred stock, which will be deemed to be reinvested in additional shares of deferred stock. Upon termination of employment during the deferral period, deferred stock will be forfeited subject to such exceptions, if any, as are provided in the award agreement or any other agreement with the employee.

Dividend Equivalent

The Committee is authorized to grant dividend equivalents which provide a grantee the right to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents. Dividend equivalents may be paid directly to grantees or may be deferred for later delivery under the Amended Plan.

Performance Unit

The Committee may grant performance units, which entitle a grantee to cash or shares conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the Committee and reflected in the award agreement. The initial value of a performance unit will be determined by the Committee at the time of grant. The Committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the award agreement. It is expected that the performance measures for performance units will generally be selected from among those listed in the Amended Plan.

Performance Shares

The Committee may grant performance shares, which entitle a grantee to a certain number of shares of common stock, conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the Committee and reflected in the award agreement. The Committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the award agreement. It is expected that the performance measures for performance shares will generally be selected from among those listed in the Amended Plan.

Other Stock-Based Awards

In order to enable us to respond to material developments in the area of taxes and other legislation and regulations and interpretations thereof, and to trends in executive compensation practices, the Amended Plan authorizes the Committee to grant awards that are valued in whole or in part by reference to or otherwise based on our securities. The Committee determines the terms and conditions of such awards, including consideration paid for awards granted as share purchase rights and whether awards are paid in shares or cash.

Director Election To Receive Fees as Common Stock, Deferred Stock and/or Stock Options

A non-employee Director may elect to have all or part of his or her annual Director’s fees paid in the form of stock options (“Directors’ Options”). The number of shares subject to Directors’ Options will be determined so that the Directors’ Options will have an economic value (determined by Black-Scholes or similar option pricing model) equal to the amount of the annual Directors’ fees the non-employee Director elects to convert into the Directors’ Options. The purchase price per share under the Directors’ Options will equal the fair market value of a share of Class A common stock on the grant date. Directors’ Options will be fully vested and exercisable at all times throughout the term of the option. The option term will be determined by the Board and uniformly applied to all Directors’ Options granted on the same date but may not exceed the earlier of (i) ten years from the date of grant or (ii) five years after the date the non-employee Director ceases to serve as a non-employee Director.

In addition, the Board may adopt procedures under the Amended Plan to allow each non-employee Director to receive all or part of his or her annual Director’s fees in the form of shares of common stock, valued at their fair market value on the date the fees would otherwise have been payable in cash. The Board may also adopt procedures to allow non-employee Directors to elect (before the annual Director’s fees are otherwise payable) to defer (until such later date elected by the Director) the receipt of such shares. Dividends that would have been paid on deferred stock may be deferred or paid in cash, as elected by the non-employee Director. All deferred stock is nonforfeitable. As of March 18, 2005, the Board had not adopted any procedures to allow non-employee Directors to elect to receive any portion of their annual fees in the form of common stock or deferred stock.

Performance-Based Awards

The Committee may require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of awards being granted or becoming exercisable or payable under the Amended Plan, or as a condition to accelerating the timing of such events.

The performance measure(s) to be used for purposes of any awards (other than stock options or SARs) intended to satisfy the “performance based” exception to tax deductibility limitations under Code Section 162(m) will be chosen from among the following:

•	earnings (either in the aggregate or on a per-share basis);

•	net income or loss;

•	operating income or loss;

•	operating profit;

•	cash flow (as modified or adjusted for purposes of reporting cash flow in accordance with industry practice);

•	stockholder returns (including return on assets, investments, equity, or gross sales) (including income applicable to common stockholders or other class of stockholders);

•	return measures (including return on assets, equity, or sales);

•	earnings before or after either, or any combination of, interest, taxes, depreciation or amortization (EBITDA) (as modified or adjusted for purposes of reporting EBITDA in accordance with industry practice);

•	gross revenues;

•	share price (including growth measures and total stockholder return or attainment by the shares of a specified value for a specified period of time);

•	reductions in expense levels in each case where applicable determined either on a company-wide basis or in respect of any one or more business units;

•	net economic value;

•	market share;

•	annual net income to common stock;

•	annual cash flow provided by operations;

•	changes in annual revenues;

•	strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

•	economic value added;

•	sales;

•	costs;

•	results of customer satisfaction surveys;

•	aggregate product price and other product price measures;

•	safety record;

•	service reliability;

•	operating and maintenance cost management;

•	debt rating; and/or

•	achievement of business or operational goals such as market shares and/or business development.

The Committee has the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that awards which the Committee intends to qualify for the performance-based exception to the tax deduction limitations under Code Section 162(m) may not be adjusted upward (the Committee retains the discretion to adjust such awards downward), unless the Committee intends to amend the award to no longer qualify for the performance-based exception.

Payment and Deferral of Awards

Awards may be settled in cash, stock, other awards or other property, in the discretion of the Committee. The Committee may require (to the extent provided in the award agreement) or permit grantees to defer the distribution of all or part of an award in accordance with such terms and conditions as the Committee may establish. The Amended Plan authorizes the Committee to place shares or other property in trusts or make other arrangements to provide for payment of our obligations under the Amended Plan. The Committee may condition the payment of an award on the withholding of taxes and may provide that a portion of the stock or other property to be distributed will be withheld to satisfy such tax obligations.

Transfer Limitations on Awards

Awards granted under the Amended Plan generally may not be pledged or otherwise encumbered and generally are not transferable except by will or by the laws of descent and distribution. Each award will be exercisable during the grantee’s lifetime only by the grantee or, if permitted under applicable law, by the grantee’s guardian or legal representative. However, transfers of awards for estate planning purposes may be permitted in the discretion of the Committee.

Amendment to and Termination of the Amended Plan

The Amended Plan may be amended, altered, suspended, discontinued or terminated by the Board without further stockholder approval, unless such approval of an amendment or alteration is required by law or regulation or under the rules of any stock exchange or automated quotation system on which the common stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Amended Plan or broaden eligibility. Stockholder approval will not be deemed to be required under laws or regulations that condition favorable treatment of grantees on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable.

In addition, subject to the terms of the Amended Plan, no amendment or termination of the Amended Plan may materially and adversely affect the right of a grantee under any award granted under the Amended Plan.

Unless earlier terminated by the Board, the Amended Plan will terminate when no shares remain reserved and available for issuance or, if earlier, on December 8, 2012. The terms of the Amended Plan shall continue to apply to any awards made prior to the termination of the Amended Plan until we have no further obligation with respect to any award granted under the Amended Plan.

Federal Income Tax Consequences

We believe that under present law the following are the federal tax consequences generally arising with respect to awards granted under the Amended Plan. This summary is for stockholder information purposes and is not intended to provide tax advice to grantees.

Except as provided in the discussion of Code Section 409A below, the grant of an option or SAR (including a stock-based award in the form of a purchase right) will create no tax consequences for the grantee or us. The grantee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and we will receive no deduction at the time. Upon exercising an option other than an ISO, the grantee must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable stock acquired on the date of exercise. Upon exercising an SAR, the grantee must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable stock received. In the case of SARs and options other than ISOs, we will be entitled to a deduction for the amount recognized as ordinary income by the grantee. The treatment to a grantee of a disposition of shares acquired upon the exercise of an SAR or option depends on how long the shares have been held and on whether such shares are acquired by exercising an ISO or by exercising an option other than an ISO. Generally, there will be no tax consequences to us in connection with a disposition of shares acquired under an option except that we will be entitled to a deduction (and the grantee will recognize ordinary taxable income) if shares acquired under an ISO are disposed of before the applicable ISO holding periods have been satisfied. Different tax rules apply with respect to grantees who are subject to Section 16 of the Securities Exchange Act of 1934 when they acquire stock in a transaction deemed to be a nonexempt purchase under that statute. Different rules may also apply to an option exercised by a Director less than six months after the date of grant.

Except as provided in the discussion of Code Section 409A below, in the case of other awards granted under the Amended Plan that may be settled either in cash, in stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. We will be entitled to a deduction for the same amount. With respect to awards involving stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. We will be entitled to a deduction for the same amount. In certain circumstances, a grantee may elect to be taxed at the time of receipt of shares or other property rather than upon the lapse of restrictions on transferability or the substantial risk of forfeiture.

Code Section 409A, which was added to the Code in 2004, modifies the amount and timing of federal income taxes payable by a grantee of nonqualified deferred compensation if certain conditions are not met. In general, Code Section 409A may apply to any award which is considered deferred compensation within the meaning of Code Section 409A, including certain stock options, SARs, deferred stock units and other grants that may result in the deferral of federal income tax to a year after the employee’s right to the compensation vests. Awards granted prior to October 3, 2004 are not subject to the requirements of Code Section 409A to the extent that such awards are vested as of December 31, 2004 unless the award is materially modified on or after October 3, 2004.

An award that is subject to Code Section 409A and does not meet the requirements imposed under Code Section 409A will subject the grantee to (i) acceleration of federal income tax on the outstanding award and all other similar awards that are subject to Code Section 409A, (ii) a 20% excise tax on the amount includable in income and (iii) interest on the amount of taxes that would have been collected if the awards had been includable in income in the later of 2005 or the year in which the employee earns a vested right to the award. In order to avoid the taxation under Code Section 409A, an award that is treated as deferred compensation subject to Code Section 409A must satisfy certain requirements, including rules relating to (i) the timing of payments of compensation (whether in cash, shares or other property) to the grantee; (ii) the acceleration of such payments, and (iii) elections by the grantee that may extend the deferral period.

The Department of Treasury has provided broad transition relief for awards that may be subject to the requirements of Code Section 409A. Pursuant to this transition relief, the company may (but is not required to) modify the terms of the Plan and outstanding awards at any time prior to January 1, 2006 to conform with the requirements of Code Section 409A.

The foregoing provides only a general description of the application of federal income tax laws to certain types of awards under the Amended Plan. The summary does not address the effects of foreign, state and local tax laws. Because of the variety of awards that may be made under the Amended Plan and the complexities of the tax laws, grantees are encouraged to consult a tax advisor as to their individual circumstances.

New Amended Plan Benefits

Awards to Grantees Other Than Non-Employee Directors

Except as noted below, it is not possible to determine how many discretionary grants, nor what types, will be made in the future to grantees other than non-employee Directors. It is also not possible to determine how many discretionary grants will vest rather than be forfeited. Therefore, it is not possible to determine with certainty the dollar value or number of shares of our common stock that will be distributed to grantees other than non-employee Directors under the Amended Plan.

In connection with our initial public offering in July 1999, certain of our employees received shares of our common stock. In October 1999 and April 2000, we made non-recourse loans to certain of these employees, the proceeds of which were used to satisfy the individual income tax obligations with respect to the receipt of these shares. The loans that remained outstanding as of December 31, 2004 (the “Loans”) were represented by notes with identical terms secured by a pledge of the shares of common stock received by the individuals. The Loans had a scheduled maturity date of October 1, 2009 and accrued interest at the annual rate of 5.07%, with accrued interest payable on October 1 of each year. The Loans, including accrued interest, were payable by employees 180 days following the termination of their employment, except that certain debtors who are now former employees were granted an additional 12 months following their termination of employment to repay their respective Loans. The aggregate principal amount of the Loans as of December 31, 2004 was approximately $4.3 million. None of the Loans were owed by executive officers or former executive officers.

Between December 8 and 31, 2004, we made an offer to each of the individuals with a Loan obligation to:

•	cancel such individual’s Loan (including accrued interest) upon the surrender to us of such individual’s pledged shares (the “Shares”); and

•	issue restricted shares of our Class A common stock (the “Restricted Stock”) as an incentive to surrender the Shares and, (i) in the case of current employees, to encourage the employee’s long-term future performance, and (ii) in the case of former employees, to reward such former employees for their past services to us.

As of December 31, 2004, each of the individuals with a Loan obligation accepted the offer and surrendered an aggregate of 395,210 shares of common stock in cancellation of the aggregate $4.3 million of Loans. The closing price of our Class A common stock on such date was $9.27. Within five business days after we receive stockholder approval of the Amended Plan, the employees and former employees will be granted an aggregate of 825,641 shares of Restricted Stock.

The Restricted Stock to be issued to current employees will vest in five equal annual installments beginning on November 15, 2005. Any shares of Restricted Stock that have not vested on or before a voluntary termination of employment, involuntary termination of employment without cause or termination of employment with cause will be forfeited. All of the Restricted Stock will become fully vested and nonforfeitable upon (a) a change of control (as defined in the Restricted Stock agreement) or (b) a termination of employment due to death or disability.

Fifty percent of the Restricted Stock to be issued to former employees will be freely transferable on the date of grant and the balance will become freely transferable in five equal annual installments beginning on November 15, 2005. All of the Restricted Stock will become freely transferable upon (a) a change of control (as defined in the Restricted Stock agreement) or (b) death or disability.

Non-Employee Director Awards

It is not possible at present to determine the number of shares of common stock that will be deliverable under the Amended Plan to non-employee Directors upon the exercise of stock options received in lieu of annual Directors’ fees at the election of each non-employee Director.

Vote Required

Adoption of the proposal to approve the Amended Plan requires an affirmative vote of holders of a majority of the votes represented by shares present in person or by proxy and entitled to vote at the annual meeting.

The Board of Directors unanimously recommends a vote FOR approval of the amendment to the 1999 Equity Incentive Plan.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee of the Board of Directors has appointed Ernst & Young LLP as our independent auditors for 2005. Although stockholder ratification of the audit committee’s action in this respect is not required, the audit committee considers it desirable for stockholders to ratify such appointment. If the stockholders do not ratify the appointment of Ernst & Young LLP, the engagement of independent auditors will be reevaluated by the audit committee.

Representatives of Ernst & Young LLP are expected to attend the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories are as follows:

	2004	2003
	(in thousands)
Audit fees	$558	$578
Audit-related fees	—	17
Tax fees	118	39
All other fees	211	—

Total	$887	$634

Audit fees include fees associated with the annual audit, the reviews of our quarterly reports on Form 10-Q, assistance with and review of documents filed with the Securities and Exchange Commission and comfort letters. Audit-related fees principally consist of audit-related consultation. Tax fees include tax compliance and tax consultations. All other fees are primarily related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent auditor is engaged to perform it.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 18, 2005 with respect to the beneficial ownership of our common stock by:

•	each person who is known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each executive officer who is named below in the Summary Compensation Table; and

•	all directors and executive officers as a group.

Unless otherwise indicated, the address of each person named in the table below is Insight Communications Company, Inc., 810 Seventh Avenue, New York, New York 10019, and each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned. The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

	Class A Common Stock		Class B Common Stock		Percent of Vote as a Single Class (1)
Beneficial Owner	Number	%	Number	%
Sidney R. Knafel (2)(3)	51,648	*	3,853,132	45.4	28.4
Michael S. Willner (3)(4)	41,572	*	1,106,516	13.0	8.2
Dinni Jain (3)(5)	1,096	*	—	—	*
John Abbot (3)(6)	59,000	*	—	—	*
Elliot Brecher (3)(7)	10,666	*	—	—	*
Thomas L. Kempner (8)	516,940	1.0	—	—	*
Geraldine B. Laybourne (9)	6,042	*	—	—	*
David C. Lee	—	—	—	—	—
James S. Marcus (10)	18,779	*	132,779	1.6	1.0
Andrew G. Knafel, Joshua Rubenstein and William L. Scherlis, as trustees under Trusts F/B/O Knafel children (11)	—	—	3,397,027	40.0	25.0
Wallace R. Weitz & Company and affiliates (12)
1125 South 103rd St., Suite 600 Omaha, Nebraska 68124	8,511,962	16.7	—	—	6.3
Eubel Brady & Suttman Asset Management, Inc. and affiliates (13)
7777 Washington Village Drive Dayton, OH 45459	6,619,983	13.0	—	—	4.9
Westport Asset Management, Inc. and affiliates (14)
253 Riverside Avenue Westport, CT 06880	4,895,105	9.6	—	—	3.6
Dimensional Fund Advisors Inc. (15)
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	3,465,930	6.8	—	—	2.5

Barclays Global Investors, NA and affiliates (16)
45 Fremont Street San Francisco, CA 94105	3,460,047	6.8	—	—	2.5
Columbia Wanger Asset Management and affiliates (17)
227 West Monroe Street Chicago, IL 60606	2,980,000	5.8	—	—	2.2
All directors and executive officers as a group (9 persons) (3)(18)	705,743	1.4	5,092,427	60.0	37.9

*	Less than 1%.

(1)	Holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share. Holders of both classes of common stock vote together as a single class on all matters presented for a vote, except as otherwise required by law.

(2)	Includes 50,000 shares of Class A common stock and 3,427,177 shares of Class B common stock held by a foundation and a corporation controlled by Mr. Knafel, 425,955 shares of Class B common stock held by the estate of Mr. Knafel’s deceased wife for which Mr. Knafel serves as executor and 1,648 shares of Class A common stock held in his 401(k) account.

(3)	Does not include shares issuable under stock options or deferred stock units to the extent they are not exercisable or may not be settled within 60 days.

(4)	The Class A common stock includes 40,000 shares issuable upon the exercise of stock options and 1,572 shares held in his 401(k) account. The Class B common stock includes 6,448 shares held in trust for the benefit of Mr. Willner’s minor children.

(5)	Represents 1,096 shares held in his 401(k) account.

(6)	Includes 50,000 shares issuable upon the exercise of stock options.

(7)	Includes 8,000 shares issuable upon the exercise of stock options and 1,666 shares held in his 401(k) account.

(8)	Includes 60,668 shares held personally, 160 shares held by a corporation he controls and 18,779 shares of Class A common stock issuable upon the exercise of independent director retainer stock options. Also represents 31,051 shares held by his spouse and 406,282 shares held by trusts for which he serves as trustee, for which Mr. Kempner disclaims beneficial ownership.

(9)	Represents shares of Class A common stock issuable upon the exercise of independent director retainer stock options.

(10)	Includes 18,779 shares of Class A common stock issuable upon the exercise of independent director retainer stock options.

(11)	Includes 386,413 shares held individually by Andrew G. Knafel. Sidney Knafel expressly disclaims beneficial ownership of all of the reported shares.

(12)	Based on information contained in a Schedule 13G jointly filed by Wallace R. Weitz & Company and Wallace R. Weitz in January 2005, Weitz & Co. has sole power to vote or to direct the vote, and Mr. Weitz (president and primary owner of Weitz & Co.) has shared power to vote or to direct the vote, of 8,402,070 shares of our Class A common stock, and Weitz & Co. has sole power to dispose or direct the disposition, and Mr. Weitz has shared power to dispose or direct the disposition, of 8,511,962 shares of our Class A common stock.

(13)	Based on information contained in a Schedule 13G filed in February 2005 by Eubel Brady & Suttman Asset Management, Inc., an investment advisor, and individuals who may, as a result of their ownership in and positions with Eubel Brady, be deemed to be indirect beneficial owners of the reported shares, such persons have shared power to vote or to direct the vote of and shared power to dispose or direct the disposition of 6,619,983 shares of our Class A common stock.

(14)

Based on information contained in a Schedule 13G filed by Westport Asset Management, Inc. and Westport Advisers LLC in February 2005, Westport Asset Management and Westport Advisers have sole power to vote or to direct the vote, and sole power to dispose or direct the disposition, of 1,640,294 shares of our Class A common stock, have shared power to vote or to direct the vote of 2,634,411 shares of our Class A common stock, and have shared power to dispose or direct the disposition of 3,254,811 shares of our Class A common stock.

(15)	Based on information contained in a Schedule 13G filed by Dimensional Fund Advisors Inc., an investment advisor, in February 2005.

(16)	Based on information contained in a Schedule 13G filed by Barclays Global Investors, NA and its affiliates in February 2005, Barclays Global Investors, NA and Barclays Global Fund Advisors have sole power to vote or direct the vote of an aggregate of 3,201,381 shares, and sole power to dispose or direct the disposition of an aggregate of 3,460,047 shares of our Class A common stock.

(17)	Based on information contained in a Schedule 13G jointly filed by Columbia Wanger Asset Management, L.P., WAM Acquisition GP, Inc. and Columbia Acorn Trust in February 2005, Columbia Wagner, an investment advisor, and WAM Acquisition, the general partner of Columbia Wagner, have shared power to vote or to direct the vote and shared power to dispose and direct the disposition of 2,980,000 shares of our Class A common stock, and Columbia Acorn has shared power to vote or to direct the vote and shared power to dispose or direct the disposition of 2,700,000 shares of our Class A common stock.

(18)	Includes 141,600 shares issuable upon the exercise of stock options.

Proposal to Effect a Going-Private Transaction

On March 7, 2005, we received a proposal from Sidney R. Knafel; Michael S. Willner; Thomas L. Kempner; James S. Marcus; Andrew G. Knafel, Joshua Rubenstein and William L. Scherlis, as trustees under Trusts F/B/O Knafel children; and The Carlyle Group to acquire all of our outstanding, publicly-held Class A common stock. Our Board of Directors has appointed a special committee of independent directors to review this proposal. The members of the special committee are David C. Lee and Geraldine B. Laybourne. The special committee has retained Citigroup Global Markets, Inc. and Evercore Partners as its financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP as its legal advisor in connection with its review.

Interested parties are urged to read relevant documents as filed by us with the Securities and Exchange Commission when such documents become available because they will contain important information. Free copies of relevant documents as filed by us (when and if available) and other documents filed on the SEC’s web site may be obtained at www.sec.gov.

Insight Midwest Partnership Split-Up Provisions

We own 50% of the outstanding partnership interests in Insight Midwest, L.P. The other 50% of Insight Midwest is owned by an indirect subsidiary of Comcast Corporation, an entity over which we have no control. Our 50% interest in Insight Midwest constitutes substantially all of our operating assets. The Insight Midwest partnership agreement provides that at any time after December 31, 2005 either partner will have the right to commence a split-up process with respect to Insight Midwest, subject to a limited right of postponement held by the non-initiating partner.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2004 about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans. All of the indicated securities are authorized under our 1999 Equity Incentive Plan, which is described above under the heading “Approval of an Amendment to the 1999 Equity Incentive Plan.”

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	5,170,897(1)	$10.34	1,825,853(2)
Equity compensation plans not approved by security holders	—	—	—

Total	5,170,897(1)	$10.34	1,825,853(2)

(1)	Does not reflect the issuance of 825,641 restricted shares of Class A common stock, which are subject to stockholder approval of the amendment to our 1999 Equity Incentive Plan. See “Approval of an Amendment to the 1999 Equity Incentive Plan—New Amended Plan Benefits.”

(2)	Of these securities, 34,500 restricted shares are available for future awards. Does not give effect to the amendment of the 1999 Equity Incentive Plan pursuant to which the number of shares authorized will be increased from 8,000,000 to 9,000,000, subject to stockholder approval of the amendment to the 1999 Equity Incentive Plan. See “Approval of an Amendment to the 1999 Equity Incentive Plan.”

EXECUTIVE COMPENSATION

Report of the Compensation Committee

The compensation committee of Insight Communications Company, Inc. (the “Committee”) is responsible for reviewing and making recommendations to the Board of Directors with respect to the compensation of Insight’s executive officers. The Committee is comprised of four of Insight’s directors, as listed below, each of whom, in the opinion of the Board of Directors, meet the independence requirements of Nasdaq, and are “non-employee directors” pursuant to SEC Rule 16b-3. To the extent that executive officers are to receive “qualified performance-based compensation” within the meaning of Internal Revenue Code Section 162(m), the Board of Directors will form a committee comprised of “outside directors” for purposes of Section 162(m) to approve such compensation. While Insight could qualify as a “controlled company” and, thereby avail itself of the exemption such status affords from Nasdaq’s requirements to have an independent compensation committee, Insight has determined not to rely on the exemption at this time. All members of the Committee served throughout fiscal year 2004, except for Geraldine Laybourne, who joined the Board on February 25, 2004, and David Lee, who joined the Board on July 1, 2004. In fiscal year 2004, the Board of Directors did not modify or reject in any material way any recommendation or action of the Committee.

Executive Compensation Philosophy

General Compensation Practices. Insight’s compensation program is designed to attract, motivate and retain highly skilled and effective executives who can achieve long-term success in an increasingly competitive business environment and whose services Insight needs to maximize Insight’s return to stockholders. The Committee’s compensation philosophy is premised on the belief that an executive’s compensation should reflect both his or her individual performance and overall company performance, with an appropriate balance maintained among the weightings of these potentially disparate performance levels and objectives.

The Committee’s policy as a general matter is to determine market levels of compensation for executives with companies of a similar size both within industry generally (“Industry Companies”) and at companies in businesses similar to Insight (“Peer Companies”), which are taken into account in setting specific executive compensation levels for each executive of Insight. The Committee determines the level of compensation for each of Insight’s executives based upon its consideration of various factors, including an individual’s unique and special skills, performance and experience, Insight’s need to attract and retain highly-qualified executives, changes in economic and business conditions, and such other factors as the Committee determines to be an appropriate basis for establishing the executive’s compensation in relation to competitive compensation levels within Industry Companies and at Peer Companies. While the Committee does not apply specific weighting ratios to the various factors it considers in setting executive compensation levels, relative emphasis placed on Industry Companies’ compensation data and Peer Companies’ compensation data and other factors depends upon the Committee’s view of the relevant significance of each to the particular position and individual senior executives.

The Committee reviews both the overall compensation and the various components of compensation of each executive officer annually. The Committee’s annual performance evaluation of each executive officer, other than the evaluations of the Chairman of the Board (“Chairman”) and the President and Chief Executive Officer (“CEO”), is subjective and relies heavily upon the performance evaluation provided by the Chairman and the CEO. There is neither an exact formula for determining the relative importance of each of the factors considered, nor is there a precise measure of how each of the individual factors relates to each executive officer’s ultimate annual compensation.

Policy on Tax Deductibility. Section 162(m) of the Internal Revenue Code limits deduction for certain executive compensation in excess of $1 million. Certain types of compensation in excess of $1 million are deductible only if (i) performance goals are specified in detail by a committee comprised solely of two or more “outside directors” within the meaning of the regulations promulgated under section 162(m), (ii) payments are approved by a majority vote of the stockholders prior to payment of such compensation, (iii) the material terms of the compensation are disclosed to the stockholders and (iv) the committee of outside directors certifies that the performance goals were in fact satisfied. While the Committee will give due consideration to the deductibility of compensation payments on future compensation arrangements with Insight’s executive officers, the Committee will make its compensation decisions based upon an overall determination of what it believes to be in the best interests of the company and its stockholders, and deductibility will be only one among a number of factors used by the Committee in making its compensation decisions.

Annual Compensation

There are three basic components to Insight’s compensation program: (1) base salary, (2) annual bonus, and (3) long-term incentive compensation. Each component of compensation is separately examined by the Committee in terms of competitiveness and reasonableness for each executive, based upon the individual’s position, responsibilities and level of performance.

During 2004, the Committee, assisted by outside compensation consultants and considering input from management, examined Insight’s executive compensation practices and their competitiveness to Industry Companies and Peer Companies. The objective in reviewing Insight’s compensation programs and policies was to ensure their market competitiveness, to provide an appropriate mix of cash and equity compensation, to provide adequate performance and retention incentives, and to achieve a balance of cost efficiency and shareholder value. Some general observations of the Committee’s analysis with the assistance of the compensation consultants include the following:

•	On average, base salaries of executive officers for 2004 were in the range of median to slightly below the 75th percentile of competitive practice as compared to Peer Companies.

•	Insight’s average total cash compensation (salary and annual bonus) to each of its executive is slightly above median and below the 75th percentile of market practice as compared to Peer Companies.

•	The value of annual stock option grants made to executives of Insight, determined as a percentage of base salary, is significantly below the median of competitive practice as compared to Peer Companies.

•	On average, Insight’s total direct compensation (salary, annual bonus and long-term incentives) to its executives for 2004 is below the median of competitive practice as compared to Peer Companies.

This review of Insight’s compensation practices indicates that currently its executive officers are receiving, relative to Peer Companies’ executives, a greater proportion of pay in salary compensation with a lesser amount of pay “at-risk” (annual bonuses and long-term incentive awards) based on company performance. The Committee is currently considering increasing long-term incentives to have a larger portion of executive compensation “at-risk.”

Base Salary. Base salaries for executive officers are determined with reference to Insight’s performance for the prior fiscal year, as well as each individual officer’s contribution to such performance based upon a subjective evaluation by the Committee and taking management recommendations into consideration. Base salaries for each of the executive officers were increased in 2004 by 3.5%. For 2005, the Committee also approved base salary increases in the approximate amount of 3.5% for executive officers. Based on consultation with, and data provided by, the compensation consultants, this increase was determined to be consistent with competitive practice among senior executive positions at other public companies.

Bonus. Bonus levels, like base salary levels, for executive officers for 2004 were determined based upon each such officer’s compensation during the previous year, company performance during the previous year as compared to earlier years and such officer’s contribution to such performance. On this basis, bonuses were awarded to such executive officers in 2004, as indicated in the Summary Compensation Table below. Bonuses for executive officers are based upon a percentage of the individual’s fixed maximum “bonus potential” and the company’s “target bonus.” The target bonus generally is based initially upon the company’s overall performance including, among other factors, revenue growth and growth in operating income before depreciation and amortization, and is adjusted to reflect the individual’s performance, with the understanding that individual performances cannot be measured without regard to the performance of the company as a whole. For 2004, Insight’s target bonus was set at 60% of bonus potential. Adjustment of the target to above 60% may be made to reward exceptional performance based upon specific examples of success on special projects, or exceptional work under difficult circumstances. Adjustments to below the target may be made based upon specific examples of lack of success on special projects, or partially effective work behavior and is consistent with a message that improvement is expected. Bonus awards at the target amount are associated with an individual demonstrating very solid good performance.

Long-Term Incentive Compensation. Long-term incentive awards are made to each executive officer and member of senior management in the form of stock options under the Insight Communications Company, Inc. 1999 Equity Incentive Plan (described below). Stock options are awarded with an exercise price equal to the fair market value on the date of grant, have a term of ten years and vest ratably over a period of five years. The stock option awards granted to executives were based on each individual’s differing levels of job responsibility.

Exchange Offer

Recognizing that a considerable number of Insight’s outstanding stock options were significantly below the per share price, largely influenced by a downturn in general economic conditions and the loss of confidence in the industry due to the difficulties facing certain cable companies, during 2003 the Committee retained outside compensation consultants to provide market information regarding the features of a program proposed by company management for the cancellation and reissuance of outstanding stock options with an exercise price of $17 or higher. The Committee also asked the consultants to analyze the potential impact of the proposed cancellation and reissuance on Insight’s total number of stock options outstanding and the shares available for future stock incentive awards. In developing the market information, the consultants relied on competitive practices in similar option exchange programs among other major companies.

On November 7, 2003, Insight commenced an offer for eligible employees, including executive officers, to tender such options for cancellation in exchange for the grant of replacement options to be issued at least six months and one day after cancellation with an exercise price equal to the market price on the date of grant. During 2004, replacement options were issued as part of the exchange with a ratio of one new option share for every two option shares having an exercise price of $24 or higher, and three new option shares for every four option shares having an exercise price of between $17 and $24. These ratios were derived based on valuations of the outstanding options and replacement options using the Black-Scholes option pricing model. Following the Fiscal Year-End Option Values table below are the details for executive officers of the number of options that were cancelled and granted under this program. After giving effect to the exchange, the company’s equity dilution from outstanding options was reduced from approximately 8.3% to 6.7%, and the number of shares available for future awards increased.

Compensation of the President and Chief Executive Officer

The Committee meets each year in executive session to evaluate the performance of the CEO, the results of which are used by the Committee to determine his compensation. The Committee’s determination of the performance of the CEO is used by the Committee in setting compensation for the CEO.

The Committee’s evaluation of Insight’s compensation program and practices described above included an evaluation of Mr. Willner’s compensation. The Committee considered Mr. Willner’s various compensation components, as well as overall compensation, with those of chief executive officers at both Peer Companies and Industry Companies. The Committee concluded, in consultation with the consultants, that Mr. Willner’s 2004 total direct compensation was below the median of other chief executive officers at Peer Companies. While the Committee believes that Mr. Willner’s experience, skills and performance warrant significant increases in compensation, the Committee is carefully examining how to better align Mr. Willner’s compensation consistent with its policies and practices. In evaluating Mr. Willner’s compensation, the Committee also recognizes that, as one of Insight’s principal stockholders, Mr. Willner’s financial interests are tied directly to the company’s overall financial performance, as reflected in the per share price of Insight common stock.

Mr. Willner’s 2004 base salary was set at $635,000, which is approximately at the median level of competitive practice, and 2005 base salary was increased by 3.5% over the 2004 base salary. Mr. Willner also received an annual cash bonus payment of $317,500, which brought his total 2004 cash compensation to $952,500, at a level well below the competitive benchmark based on competitive data from Peer Companies. On August 6, 2004, Mr. Willner was granted a stock option to purchase 100,000 shares of Insight common stock at an exercise price of $8.56 per share under the 1999 Equity Incentive Plan based on Insight’s overall financial performance during fiscal year 2004. The annualized value of this long-term incentive grant was calculated to be approximately

87% of Mr. Willner’s base salary, which is substantially below median competitive data equal to 362% of base salary. As a result of Mr. Willner’s total cash compensation and long-term incentive compensation being below median, his total direct compensation is substantially below median.

February 22, 2005

Compensation Committee of the Board of Directors

Thomas L. Kempner, Chairman

Geraldine B. Laybourne

David C. Lee

James S. Marcus

Performance Graph

The following line graph compares the annual percentage change in the cumulative total stockholder return on our Class A common stock with the cumulative total return of the Nasdaq National Market Composite Index and the cumulative total return of the Nasdaq Telecommunications Index (an index containing performance data of radio, telephone, telegraph, television and cable television companies) from December 31, 1999 through December 31, 2004. The performance graph assumes that an investment of $100 was made in the Class A common stock and in each Index on December 31, 1999.

COMPARISON OF CUMULATIVE TOTAL RETURNS

Value of $100 Invested on December 31, 1999

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Insight Communications Company, Inc.	$100	$79	$82	$42	$35	$31
Nasdaq National Market Composite Index	100	60	48	33	49	54
Nasdaq Telecommunications Index	100	43	28	13	22	23

We believe that the foregoing information provided has only limited relevance to an understanding of our compensation policies during the indicated periods and does not reflect all matters appropriately considered in developing our compensation strategy. In addition, the stock price performance shown on the graph is not necessarily indicative of future price performance.

Compensation of Executive Officers

The following table summarizes the compensation paid for services rendered in 2002, 2003 and 2004 to the Chief Executive Officer and the most highly compensated executive officers in 2004 (collectively, the “Named Executive Officers”).

Summary Compensation Table

	Year	Annual Compensation				Long-Term Compensation Awards				All Other Compen- sation (1)
Name and Principal Position		Salary		Bonus		Restricted Stock Awards			Number of Securities Underlying Options
Sidney R. Knafel Chairman of the Board	2004 2003 2002	$ $ $	250,000 250,000 250,000		— — —	$	— 655,520 —	(2)	281,250 — —	$ $ $	13,568 13,282 13,282

Michael S. Willner Vice Chairman, President and Chief Executive Officer	2004 2003 2002	$ $ $	635,000 577,900 558,900	$ $ $	317,500 290,000 275,000	$	— 1,638,800 —	(2)	521,875 — 100,000	$ $ $	13,598 11,896 11,896

Dinni Jain (3) Executive Vice President and Chief Operating Officer	2004 2003 2002	$ $ $	500,000 367,900 288,750	$ $ $	250,000 190,000 150,000	$	— 1,420,150 —	(2)(4)	237,500 — —	$ $	12,572 11,728 —

John Abbot(5) Senior Vice President and Chief Financial Officer	2004		$346,154		$278,767		$767,250		290,000		$1,555

Elliot Brecher Senior Vice President and General Counsel	2004 2003 2002	$ $ $	318,360 306,100 296,000	$ $ $	110,000 100,000 75,000	$	— 96,400 —	(2)	81,250 — 20,000	$ $ $	11,803 11,140 11,153

(1)	Amounts for 2002, 2003 and 2004 include: (i) matching contributions made by us on behalf of the Named Executive Officers to our 401(k) plan (Sidney Knafel: $10,000, $10,000 and $10,500; Michael Willner: $10,000, $10,000 and $10,500; Dinni Jain: $10,000 and $10,500; and Elliot Brecher: $10,000, $10,000 and $10,500) and (ii) life insurance premiums and group term life insurance premiums paid by us on behalf of the Named Executive Officers (Sidney Knafel: $3,282, $3,282 and $3,068; Michael Willner: $1,896, $1,896 and $3,098; Dinni Jain: $1,728 and $2,072; John Abbot: $1,555; and Elliot Brecher: $1,153, $1,140 and $1,303). One-half of the matching contributions to our 401(k) plan were made in the form of shares of Class A common stock. The 401(k) plan applies a three-year vesting schedule to all matching contributions, which commences on the employee’s first employment date and expires on the employee’s third anniversary date.

(2)	Represents deferred stock awards the value of which is calculated by multiplying the closing market price of our Class A common stock on the date of grant (November 6, 2003: $9.64) by the number of shares awarded. The shares underlying the deferred stock awards are deliverable in settlement to the extent vested upon termination of the executive’s employment. The shares vest in five equal annual installments on November 6 of each year. The number and value of these awards as of December 31, 2004 (based upon the closing market price of our Class A common stock ($9.27) as of December 31, 2004) was as follows: Sidney Knafel: 68,000 shares = $630,360; Michael Willner 170,000 shares = $1,575,900; each of Dinni Jain and Elliot Brecher: 10,000 shares = $92,700.

(3)	Mr. Jain served as our Senior Vice President and Chief Financial Officer until his promotion in October 2003 to the position of Executive Vice President and Chief Operating Officer. He served as Interim Chief Financial Officer from October 2003 until the appointment of John Abbot to the position of Senior Vice President and Chief Financial Officer in January 2004.

(4)	The restricted stock awards total for 2003 includes the deferred stock award described above in note (2) and the 125,000 restricted share award he received in connection with his promotion which is calculated by multiplying the closing market price of our Class A common stock on the date of grant (October 9, 2003: $10.59) by the number of shares reported. The restricted shares vest in five equal annual installments on November 15 of each year. In addition to said deferred stock award, the remaining balance of 104,000 shares of restricted stock held by Mr. Jain as of December 31, 2004 had a value of $964,080 (based upon the closing market price of our Class A common stock ($9.27) as of December 31, 2004).

(5)	The bonus amount indicated above includes a $100,000 sign-on bonus. The restricted stock awards represents the 75,000 restricted share award he received upon joining our company, which is calculated by multiplying the closing price of our Class A common stock on the date of grant (January 2, 2004: $10.23) by the number of shares awarded. The restricted shares vest in five equal annual installments on March 1 of each year. The restricted shares held by Mr. Abbot as of December 31, 2004 had a value of $695,250 (based upon the closing market price of our Class A common stock ($9.27) as of December 31, 2004).

The following table sets forth information concerning individual grants of stock options made during 2004 to the Named Executive Officers in the Summary Compensation Table.

Option Grants In Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted(1)		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
						5%		10%
Sidney R. Knafel	281,250	(3)	9.1%	$9.12	6/14/14	$1,611,562	(4)	$4,086,562	(4)
Michael S. Willner	421,875	(3)	13.7%	$9.12	6/14/14	$2,417,343	(4)	$6,129,844	(4)
	100,000		3.2%	$8.56	8/6/14	$538,000	(5)	$1,364,000	(5)
Dinni Jain	187,500	(3)	6.1%	$9.12	6/14/14	$1,074,375	(4)	$2,724,375	(4)
	50,000		1.6%	$8.56	8/6/14	$269,000	(5)	$682,000	(5)
John Abbot	250,000		8.1%	$10.23	1/2/14	$1,607,500	(6)	$4,075,000	(6)
	40,000		1.3%	$8.56	8/6/14	$215,200	(5)	$545,600	(5)
Elliot Brecher	56,250	(3)	1.8%	$9.12	6/14/14	$322,312	(4)	$817,312	(4)
	25,000		0.8%	$8.56	8/6/14	$134,500	(5)	$341,000	(5)

(1)	The options become exercisable for shares of our Class A common stock (except for the option granted to Mr. Knafel and the option for 421,875 shares granted to Mr. Willner, each of which is exercisable for shares of Class B common stock) over a five-year vesting schedule.

(2)	The exercise price was established at the market price on the date of grant.

(3)	Represents replacement options described below under “Option Exchange”.

(4)	The assumed annual rates of appreciation of 5% and 10% would result in the price of our Class A common stock increasing to $14.85 and $23.65, respectively.

(5)	The assumed annual rates of appreciation of 5% and 10% would result in the price of our Class A common stock increasing to $13.94 and $22.20, respectively.

(6)	The assumed annual rates of appreciation of 5% and 10% would result in the price of our Class A common stock increasing to $16.66 and $26.53, respectively.

The following table sets forth information as of December 31, 2004 concerning stock options held by the Named Executive Officers in the Summary Compensation Table. No options held by such individuals were exercised during 2004.

Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Options At Fiscal Year-End		Value of Unexercised In-the-Money Options At Fiscal Year-End (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Sidney R. Knafel	—	281,250	—	$42,187
Michael S. Willner	40,000	581,875	$8,400	$143,281
Dinni Jain	—	237,500	—	$63,625
John Abbot	—	290,000	—	$28,400
Elliot Brecher	8,000	73,250	$1,680	$28,707

(1)	The value of the in-the-money options was calculated as the difference between the exercise price of the options and $9.27, the fair market value of our Class A common stock as of December 31, 2004, multiplied by the number of in-the-money options outstanding.

Option Exchange

On November 7, 2003, we commenced an offer for employees to tender any stock options with an exercise price of $17 and higher for cancellation in exchange for the grant of replacement options to be issued at least six months and one day after cancellation. The replacement options were granted on June 14, 2004 with an exercise price equal to $9.12, the market price on the date of grant. The ratio of replacement options issued in the exchange was one new option share for every two option shares having an exercise price of $24 or higher, and three new option shares for every four option shares having an exercise price of between $17 and $24. A discussion of the option exchange is set forth above in “Report of the Compensation Committee.” The following table sets forth information concerning the options exchanged by each Named Executive Officer.

Name	Date (1)	Number of Securities Underlying Options Repriced (2)	Market Price of Stock at Time of Repricing (3)	Exercise Price at Time of Repricing	New Exercise Price (4)	Length of Original Option Term Remaining at Date of Repricing (in years)
Sidney R. Knafel	12/9/2003	20,405	$8.30	$26.95	$9.12	0.6
	12/9/2003	542,095	$8.30	$24.50	$9.12	5.6
Michael S. Willner	12/9/2003	20,405	$8.30	$26.95	$9.12	0.6
	12/9/2003	823,345	$8.30	$24.50	$9.12	5.6
Dinni Jain	12/9/2003	250,000	$8.30	$17.60	$9.12	7.9
Elliot Brecher	12/9/2003	50,000	$8.30	$22.375	$9.12	6.0
	12/9/2003	25,000	$8.30	$18.40	$9.12	7.8

(1)	The date the stock options were cancelled under the exchange program.

(2)	Represents the number of outstanding stock options cancelled on December 9, 2003.

(3)	The closing price of our Class A common stock on The Nasdaq National Market on December 9, 2003, the date the stock options were cancelled.

(4)	The closing price of our Class A common stock on The Nasdaq National Market on June 24, 2004, the date the replacement options were granted.

Compensation of Directors

Those directors who are not also our employees receive an annual retainer fee of $25,000, which may, at the election of the director, be in the form of cash or five-year stock options to purchase our Class A common stock. Non-employee directors also are entitled to receive reimbursement of out-of-pocket expenses incurred for each Board or committee meeting attended.

Employment Agreements

Dinni Jain. On October 9, 2003, we entered into an agreement with Dinni Jain in connection with his promotion to the position of Executive Vice President and Chief Operating Officer. The agreement provides for an annual base salary of $500,000, with guaranteed bonus payments equal to 50% of total base salary paid during calendar years 2003 and 2004. In addition, as set forth above in the Summary Compensation Table, Mr. Jain was awarded a grant of 125,000 shares of restricted stock, which vest in equal amounts over five years, with each vesting being subject to his continued employment.

John Abbot. On January 2, 2004, we entered into an agreement with John Abbot in connection with his appointment to the position of Senior Vice President and Chief Financial Officer. The agreement provides for an annual base salary of $375,000, with guaranteed bonus payments equal to 50% of total base salary paid during calendar years 2004 and 2005. In addition, Mr. Abbot was awarded a grant of 75,000 shares of restricted stock and a stock option to purchase 250,000 shares of common stock, each of which vest in equal amounts over five years, with each vesting being subject to his continued employment. The exercise price of the stock option is $10.23 per share, based upon the closing market price of our Class A common stock as of January 2, 2004. Mr. Abbot also received a sign-on bonus of $100,000.

Compensation Committee Interlocks and Insider Participation

Currently, the members of the compensation committee are Thomas L. Kempner, Geraldine B. Laybourne, David Lee and James S. Marcus, none of whom are officers or employees of our company.

AUDIT COMMITTEE REPORT

The audit committee, which is composed of three independent directors (James S. Marcus (Chairman), Thomas L. Kempner and David Lee), operates under a written charter adopted by the Board of Directors, which is attached as Exhibit A to this Proxy Statement. Among its functions, the committee selects the independent auditors.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls, and the independent auditors are responsible for auditing those financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The committee’s responsibility is to oversee the financial reporting process on behalf of the Board of Directors and to report the result of their activities to the Board of Directors.

In this context, the committee has met and held discussions with management and the independent auditors. Management represented to the committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the committee has reviewed and discussed the financial statements with management and the independent auditors. The committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The independent auditors also provided to the committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent auditors their independence and considered the compatibility of nonaudit services with the auditors’ independence.

Based upon the committee’s discussion with management and the independent auditors and the committee’s review of the representation of management and the report of the independent auditors to the committee, and relying thereon, the committee recommended that the Board of Directors include the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

February 22, 2005

Audit Committee of the Board of Directors

James S. Marcus, Chairman

Thomas L. Kempner

David C. Lee

CERTAIN TRANSACTIONS

Insight Communications Company, L.P. (our wholly-owned subsidiary) owns 50% of the outstanding partnership interests in Insight Midwest, L.P. The other 50% of Insight Midwest is owned by an indirect subsidiary of Comcast Cable Holdings, LLC, which is a subsidiary of Comcast Corporation. Sidney Knafel, Michael Willner and Dinni Jain, who are each executive officers and directors of our company, are members of and collectively constitute a majority of Insight Midwest’s advisory committee. Our 50% interest in Insight Midwest constitutes substantially all of our operating assets.

Managed Systems

On March 17, 2000, we entered into a management agreement with Comcast of Montana/Indiana/ Kentucky/Ohio (formerly known as InterMedia Partners Southwest), an affiliate of Comcast Cable, to provide management services to cable television systems owned by Comcast of Montana/Indiana/Kentucky/Ohio. These systems served approximately 89,400 customers in the state of Indiana. Effective July 31, 2004, the management agreement was terminated by mutual agreement. We recognized management fees in connection with this agreement of $1.4 million for the seven month period ended July 31, 2004.

Programming

We purchase the majority of our programming through affiliates of Comcast Cable. Charges for such programming, including a 1½% administrative fee, were $151.0 million for the year ended December 31, 2004. As of December 31, 2004, $36.8 million of accrued programming costs were due to affiliates of Comcast Cable. We believe that the programming rates charged through these affiliates are lower than those available from independent parties.

Telephone Agreements

In July 2000, to facilitate delivery of telephone services we entered into a ten-year agreement with AT&T Broadband (now known as Comcast Cable) that allowed Insight Midwest to deliver to its residential customers, in certain of its service areas, local telephone service provided by Comcast Cable. Under the terms of the agreement, Insight Midwest leased certain capacity on our local network to Comcast Cable. Revenue earned from leased network capacity used in the provision of telephone services was $8.5 million for the year ended December 31, 2004. In addition, Insight Midwest provided certain services and support for which it received additional payments related to installations, marketing and billing support.

On July 2, 2004, we entered into an agreement with Comcast Cable and certain other subsidiaries of Comcast Corporation to acquire the telephone business conducted by Comcast Cable in the markets served under our joint operating agreement. By acquiring ownership of the telephone business from Comcast Cable, we terminated our pre-existing joint operating agreement with Comcast Cable and have gained both operational and strategic control over this business. The acquisition was completed on December 31, 2004. Comcast Cable paid us approximately $13 million in cash and transferred to us certain assets and liabilities related to the telephone business.

Advertising Services

In October 1999, to facilitate the administration of our advertising services in our Kentucky Systems, we entered into an agreement with an affiliate of AT&T Broadband (now known as Comcast Cable), which provides for this affiliate to perform all of our Kentucky advertising sale and related administrative services. Effective September 26, 2004, this agreement was terminated by mutual agreement.

We, through our Kentucky systems, earned advertising revenues through this affiliate of $13.5 million from January 1, 2004 through September 26, 2004. As of December 31, 2004, we had $1.1 million as a receivable due from this affiliate. Through September 26, 2004 we paid this affiliate a fixed and variable fee for providing this service based on advertising sales cash flow growth. As of December 31, 2004, we had $38,500 recorded as payables to this affiliate related to such services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own beneficially more than 10% of our Class A common stock to file reports of ownership and changes in ownership of such common stock with the Securities and Exchange Commission, and to file copies of such reports with us. Based solely upon a review of the copies of such reports filed with us, we believe that during 2004 such reporting persons complied with the filing requirements of said Section 16(a), except that a former director filed late a Form 4 with respect to the sale in March 2004 of 1.6 million shares of our common stock held by Vestar Capital Partners III, L.P. over which the director disclaimed beneficial ownership.

ANNUAL REPORT

Our 2004 Annual Report is being mailed to stockholders together with this proxy statement. No part of such Annual Report shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is being or is to be made.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. In accordance with the rules of the Securities and Exchange Commission, in order for stockholder proposals for the 2006 Annual Meeting of Stockholders to be eligible for inclusion in our proxy statement, they must be received by our Secretary at our principal executive offices not later than December 2, 2005.

Any director nomination or proposal that a stockholder wishes to present at the 2006 Annual Meeting of Stockholders, other than through inclusion in our proxy statement, must follow the procedures described in our by-laws. Under these procedures, stockholders must submit the proposed nominee or proposal by giving written notice to our Secretary at our principal executive offices no earlier than January 27, 2006 and no later than February 25, 2006. These timing requirements differ if this year’s annual meeting were to be adjourned or otherwise postponed or if the date of next year’s annual meeting is not within 30 days before or after the anniversary date of this year’s meeting. If any of these events occurs, we will furnish the new dates for submission of proposed nominees or other items of business under cover of a current report on Form 8-K. The stockholder must have been a stockholder of record at the time of the giving of the notice and entitled to vote at the meeting. The stockholder’s notice must set forth the following:

•	As to any proposed nominee for directorship, all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, under the proxy rules, including (without limitation) such nominee’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected.

•	As to any other business proposed to be brought before the meeting, a brief description of the business, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

•	As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and address of such stockholder and of such beneficial owner, as they appear on our books, and (b) the class and number of shares owned beneficially and of record by such stockholder and such beneficial owner.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

Exhibit A

INSIGHT COMMUNICATIONS COMPANY, INC.

Audit Committee Charter

Organization. This charter governs the operations of the Audit Committee (the “Committee”) of Insight Communications Company, Inc. (the “Company”). The Committee shall review and reassess the charter at least annually and recommend any changes to the charter to the full Board of Directors of the Company (the “Board”). The Committee shall be comprised of at least three directors determined by the Board to meet the independence and financial literacy requirements of The Nasdaq Stock Market, Inc. and applicable federal law. Appointment to the Committee, including the designation of the Chairman of the Committee and designation of any Committee members as “audit committee financial experts,” shall be made on an annual basis by the full Board.

Statement of Policy. The Committee’s purpose is to represent and provide assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community and others of the Company’s accounting and financial reporting processes, the audits of the Company’s financial statements and the Company’s internal control and internal audit functions. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, the auditors, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee shall have the authority to engage independent legal, accounting and other advisers, as it determines necessary to carry out its duties. The Committee shall have sole authority to approve related fees and retention terms of such advisers.

Responsibilities and Processes. The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. The Committee’s oversight responsibilities shall include the internal audit function, as set forth in the Internal Audit Department Charter. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

•	The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company’s stockholders.

•	The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting), and shall have the sole authority, where appropriate, to replace the independent auditors. The independent auditors shall report directly to the Committee.

•

The Committee shall ensure receipt from the independent auditors of a formal written statement delineating all relationships between such independent auditors and the Company or any other relationships that may adversely affect their independence, and, based on such review, shall assess their independence consistent with Independence Standards Board 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact their objectivity and independence and take, or recommend that the Board take, appropriate action to oversee the independence of the independent auditors.

•	Annually, the Committee will review the experience and qualifications of the key members of the independent auditors and the independent auditors’ quality control procedures.

•	At least annually, the Committee will evaluate the performance, responsibilities, budget and staffing of the internal audit function and review the internal audit plan.

•	The Committee shall review and pre-approve all audit services and all permissible non-audit services. The Committee may delegate the authority to grant pre-approvals to one or more designated members of the Committee with any such pre-approval reported to the Committee at its next regularly scheduled meeting.

•	The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	The Committee shall discuss with the auditors the overall scope and plans for their audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the auditors and the internal auditors the adequacy and effectiveness of the accounting, financial and internal controls, the internal audit procedures and the disclosure controls and procedures, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the auditors and the internal auditors, with and without management present, to discuss the results of their examinations and any report prepared by the auditors or the internal auditors and delivered to the Committee.

•	The Committee shall review and discuss with management and the independent auditors and shall have the ultimate authority to approve (a) any material financial or non-financial arrangements of the Company that do not appear on the financial statements of the Company, and (b) any related party transactions.

•	The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Reports on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chairman of the Committee may represent the entire Committee for the purposes of this review.

•	The Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

A-2

Exhibit B

INSIGHT COMMUNICATIONS COMPANY, INC.

Nominating Committee Charter

Purpose. The Nominating Committee is appointed by the Board of Directors to:

•	Identify individuals qualified to become directors; and

•	Recommend that the Board select candidates for all directorships to be filled by the Board or by the stockholders.

Committee Membership. The Committee will be composed solely of three or more directors who satisfy the definition of “independent” under the listing standards of The Nasdaq Stock Market. The Committee members will be appointed by the Board and may be removed by the Board in its discretion.

Meetings. The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities.

Responsibilities and Duties. The following shall be the principal recurring activities of the Committee in furtherance of the purposes of the Committee outlined above. These functions are set forth as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purposes of the Committee outlined in this Charter.

The Committee, in discharging its role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the authority to select, retain and terminate outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention. The Committee shall have the authority to select, retain and terminate any search firm to be used to assist it in identifying candidates to serve as directors of the Company, including sole authority to approve the fees payable to such search firm and any other terms of retention.

Board Selection, Composition and Evaluation.

•	Establish criteria for the selection of new directors to serve on the Board of Directors.

•	Identify individuals believed to be qualified to become Board members and recommend to the Board the nominees to stand for election as Directors at the Annual Meeting of Stockholders or, if applicable, at a Special Meeting of Stockholders. In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board), the Committee shall recommend to the Board an individual to fill such vacancy either through appointment by the Board or through election by stockholders. The Committee’s goal should be to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from business and professional experience. In doing so, the Committee should also consider candidates with appropriate non-business backgrounds. In nominating candidates, the Committee shall take into consideration such factors as it deems appropriate, such as:

➢	the appropriate size of the Company’s Board of Directors;

➢	the needs of the Company with respect to the particular talents and experience of its directors;

➢	the knowledge, skills and experience of nominees, including experience at the policy-making level in technology, business, finance, administration or public service, in light of prevailing business conditions, the knowledge, skills and experience already possessed by other members of the Board and the highest professional and personal ethics and values;

➢	minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially;

➢	experience with accounting rules and practices;

➢	principles of diversity;

➢	appreciation of the relationship of the Company’s business to the changing needs of society; and

➢	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

•	Evaluate candidates proposed by others for nomination to the Board of Directors, including those recommended by stockholders in light of the criteria set forth herein for the selection of new directors. In that connection, the Committee shall adopt procedures for the submission of recommendations by stockholders as it deems appropriate.

•	Conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates.

•	Consider questions of independence and possible conflicts of interest of members of the Board of Directors, and whether a candidate has a special interest or relationship that would impair his or her ability to effectively represent the interest of all stockholders.

•	Review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board of Directors in order to ensure the Board of Directors has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.

B-2

Exhibit C

The Insight Communications Company, Inc.

1999 Equity Incentive Plan

(formerly the “1999 Stock Option Plan”)

Article 4. Shares Subject to the Plan, Maximum Awards, and 162(m) Compliance		6
4.1	Number of Shares Available for Grants	6
4.2	Adjustments in Authorized Shares and Awards	6
4.3	Compliance with Section 162(m) of the Code	7
4.4	Performance-Based Exception Under Section 162(m)	7

Article 5. Eligibility and General Conditions of Awards		9
5.1	Eligibility	9
5.2	Award Agreement	9
5.3	General Terms and Termination of Affiliation	9
5.4	Nontransferability of Awards	9
5.5	Cancellation and Rescission of Awards	10
5.6	Stand-Alone, Tandem and Substitute Awards	10
5.7	Compliance with Rule 16b-3	10
5.8	Deferral of Award Payouts	11

Article 6. Stock Options		11
6.1	Grant of Options	11
6.2	Award Agreement	11
6.3	Option Price	11
6.4	Grant of Incentive Stock Options	11
6.5	Payment	12

Article 7. Restricted Shares		13
7.1	Grant of Restricted Shares	13
7.2	Award Agreement	13
7.3	Consideration for Restricted Shares	13
7.4	Effect of Forfeiture	13
7.5	Escrow; Legends	13

Article 8. Performance Units and Performance Shares		14
8.1	Grant of Performance Units and Performance Shares	14
8.2	Value/Performance Goals	14
8.3	Earning of Performance Units and Performance Shares	14

Article 9. Deferred Stock		14
9.1	Grant of Deferred Stock	14
9.2	Delivery and Limitations	14
9.3	Forfeiture	15

Article 10. Dividend Equivalents		15

Article 11. Other Stock-Based Awards		15

Article 12. Non-Employee Director Awards		15
12.1	Exclusive Means for Non-Employee Director Awards	15
12.2	Director Option	15
12.3	Election to Receive Director Fees in Shares or Deferred Stock in Lieu of Cash	16
12.4	Deferral Elections	17
12.5	Insufficient Number of Shares	18
12.6	Non-Forfeitability	18

Article 13. Amendment, Modification, and Termination		18
13.1	Amendment, Modification, and Termination	18
13.2	Awards Previously Granted	18

ii

Article 14. Withholding		18
14.1	Required Withholding	18
14.2	Notification under Code Section 83(b)	19

Article 15. Additional Provisions		19
15.1	Successors	19
15.2	Gender and Number	19
15.3	Severability	19
15.4	Requirements of Law	19
15.5	Securities Law Compliance	20
15.6	No Rights as a Stockholder	20
15.7	Nature of Payments	20
15.8	Non-Exclusivity of Plan	20
15.9	Governing Law	20
15.10	Share Certificates	20
15.11	Unfunded Status of Awards; Creation of Trusts	21
15.12	Affiliation	21
15.13	Participation	21
15.14	Military Service	21
15.15	Construction	21
15.16	Headings	21
15.17	Obligations	21
15.18	No Right to Continue as Director	21
15.19	Stockholder Approval	21

iii

INSIGHT COMMUNICATIONS COMPANY, INC.

1999 EQUITY INCENTIVE PLAN

Article 1.

Effective Date, Objectives and Duration

1.1 Effective Date of the Plan. Insight Communications Company, Inc., a Delaware corporation (the “Company”), established a stock option plan known as the Insight Communications Company, Inc. 1999 Stock Option Plan. Effective December 9, 2002 (the “Effective Date”), the Company amended and restated and renamed such plan the 1999 Equity Incentive Plan (the “Plan”). The Company further amended the Plan effective December 7, 2004, subject to approval by the Company’s stockholders. The terms of the Plan, as so amended, are set forth herein.

1.2 Objectives of the Plan. The Plan is intended (a) to allow selected employees and officers of and consultants to the Company and its Affiliates to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Affiliates in attracting new employees, officers and consultants and retaining existing employees, officers and consultants, (b) to provide annual cash incentive compensation opportunities that are competitive with those of other peer corporations, (c) to optimize the profitability and growth of the Company and its Affiliates through incentives which are consistent with the Company’s goals, (d) to provide Grantees with an incentive for excellence in individual performance, and (e) to promote teamwork among employees, officers, consultants and Non-Employee Directors, and (f) to attract and retain highly qualified persons to serve as Non-Employee Directors and to promote ownership by such Non-Employee Directors of a greater proprietary interest in the Company, thereby aligning such Non-Employee Directors’ interests more closely with the interests of the Company’s stockholders.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors of the Company (“Board”) to amend or terminate the Plan at any time pursuant to Article 13 hereof, until the earlier of December 8, 2012, or the date all Shares subject to the Plan shall have been purchased or acquired and the restrictions on all Restricted Stock granted under the Plan shall have lapsed, according to the Plan’s provisions.

Article 2.

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1 “Affiliate” means any Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with the Company.

2.2 “Award” means Options (including non-qualified options and Incentive Stock Options and Director Options), Restricted Shares, Performance Units (which may be paid in cash), Performance Shares, Deferred Stock, Dividend Equivalents, or Other Stock-Based Awards granted under the Plan.

2.3 “Award Agreement” means the written agreement by which an Award shall be evidenced.

2.4 “CEO” means the Chief Executive Officer of the Company.

2.5 “COO” means the Chief Operating Officer of the Company.

2.6 “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

2.7 “Committee” or “Stock Option Committee” has the meaning set forth in Section 3.1.

2.8 “Common Stock” means the Class A and/or Class B common stock, $0.01 par value, of the Company.

2.9 “Covered Employee” means a Grantee who, as of the last day of the fiscal year in which the value of an Award is recognizable as income for federal income tax purposes, is one of the group of “covered employees,” within the meaning of Code Section 162(m), with respect to the Company.

2.10 “Deferred Stock” means a right, granted under Section 9.1 or Article 12, to receive Shares at the end of a specified deferral period.

2.11 “Director Option” means a non-qualified Option granted to a Non-Employee Director under Article 12.

2.12 “Disability” means, unless otherwise defined in an Award Agreement, or as otherwise determined under procedures established by the Committee for purposes of the Plan, a disability within the meaning of Section 22(e)(3) of the Code.

2.13 “Dividend Equivalent” means a right to receive payments equal to dividends or property, if and when paid or distributed, on a specified number of Shares.

2.14 “Eligible Person” means any employee (including any officer) of, or non-employee consultant to, or Non-Employee Director of, the Company or any Affiliate, or potential employee (including a potential officer) of, or non-employee consultant to, the Company or an Affiliate. In addition, a former employee of the company will be considered an Eligible Person if the former employee (i) had an outstanding loan from the Company as of December 31, 2004, and (ii) accepted an offer from the Company made between December 8, 2004 and December 31, 2004 to cancel such outstanding loan (including accrued interest) and surrender to the Company all Shares then pledged to the Company as security for such loan in exchange for the issuance of Shares granted under the Plan in accordance with the terms of such offer.

2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

2.16 “Fair Market Value” means (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and (b) with respect to Shares, unless otherwise determined in the good faith discretion of the Committee, as of any date, (i) the closing price on the date of determination reported in the table entitled “New York Stock Exchange Composite Transactions” contained in The Wall Street Journal (or an equivalent successor table) (or, if no sale of Shares was reported for such date, on the most recent trading day prior to such date on which a sale of Shares was reported); (ii) if the Shares are not listed on the New York Stock Exchange, the closing sales price of the Shares on such other national exchange on which the Shares are principally traded, or as reported by the National Market System, or similar organization, as reported in the appropriate table or listing contained in The Wall Street Journal, or if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated or similar organizations; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined (which determination shall be conclusive) in good faith by the Committee.

2.17 “Grant Date” means the date on which an Award is granted or, in the case of a grant to an Eligible Person, such later date as specified in advance by the Committee.

2.18 “Grantee” means a person who has been granted an Award.

2.19 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

2.20 “including” or “includes” means “including, without limitation,” or “includes, without limitation,” respectively.

2.21 “Management Committee” has the meaning set forth in Section 3.1(b).

2.22 “Mature Shares” means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

2.23 “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliate.

2.24 “Other Stock-Based Award” means a right, granted under Article 11 hereof, that relates to or is valued by reference to Shares or other Awards relating to Shares.

2.25 “Option” means an option granted under Article 6 or Article 12 of the Plan.

2.26 “Option Price” means the price at which a Share may be purchased by a Grantee pursuant to an Option.

2.27 “Option Term” means the period beginning on the Grant Date of an Option and ending on the date such Option expires, terminates or is cancelled.

2.28 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) contained in Code Section 162(m)(4)(C) (including the special provisions for options thereunder).

2.29 “Performance Measures” has the meaning set forth in Section 4.4.

2.30 “Performance Period” means the time period during which performance goals must be met.

2.31 “Performance Share” and “Performance Unit” have the respective meanings set forth in Article 8.

2.32 “Period of Restriction” means the period during which Restricted Shares are subject to forfeiture if the conditions specified in the Award Agreement are not satisfied.

2.33 “Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.34 “Restricted Shares” means Shares that are both subject to forfeiture and are nontransferable if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares.

2.35 “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.36 “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.37 “Section 16 Non-Employee Director” means a member of the Board who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.

2.38 “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.

2.39 “Share” means a share of Common Stock, and such other securities of the Company as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.

2.40 “Termination of Affiliation” occurs on the first day on which an individual is for any reason no longer providing services to the Company or an Affiliate in the capacity of an employee, officer or consultant or with respect to an individual who is an employee or officer of or a consultant to an Affiliate, the first day on which such entity ceases to be an Affiliate of the Company.

Article 3.

Administration

3.1 Committee.

(a) Subject to Articles 12 and 13, and to Section 3.2, the Plan shall be administered by a Committee (the “Stock Option Committee” or the “Committee”) appointed by the Board from time to time. Notwithstanding the foregoing, either the Board or the compensation committee of the Board (the “Compensation Committee”) may at any time and in one or more instances reserve administrative powers to itself as the Committee or exercise any of the administrative powers of the Committee. To the extent the Board or Compensation Committee considers it desirable to comply with Rule 16b-3 or meet the Performance-Based Exception, the Committee shall consist of two or more directors of the Company, all of whom qualify as “outside directors” within the meaning of Code Section 162(m) and Section 16 Non-Employee Directors. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case if and to the extent the Board deems it appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 and the Performance-Based Exception as then in effect.

(b) The Board or the Compensation Committee may appoint and delegate to another committee (“Management Committee”), to the CEO, or to the COO, any or all of the authority of the Board or the Committee, as applicable, with respect to Awards to Grantees other than Grantees who are executive officers, Non-Employee Directors, or are (or are expected to be) Covered Employees and/or are Section 16 Persons at the time any such delegated authority is exercised. As of the Effective Date, the authority of the Committee with respect to Awards to Grantees other than Non-Employee Directors and senior vice presidents or higher ranking officers of the Company or any Affiliate shall be delegated to the CEO and the COO. This delegation shall remain in effect until such time as the Board or the Compensation Committee rescinds or modifies such delegation.

(c) Unless the context requires otherwise, any references herein to “Committee” include references to the Stock Option Committee, to the Board or Compensation Committee to the extent either has assumed or exercises administrative powers itself as the Committee pursuant to subsection (a), and the Management Committee, the CEO or the COO to the extent they have been delegated authority pursuant to subsection (b), as applicable; provided that (i) for purposes of Awards to Non-Employee Directors under Article 12, “Committee” shall include only the full Board, and (ii) for purposes of Awards intended to comply with Rule 16b-3 or meet the Performance-Based Exception, “Committee” shall include only the Stock Option Committee or the Compensation Committee.

3.2 Powers of Committee. Subject to and consistent with the provisions of the Plan (including Article 12), the Committee has full and final authority and sole discretion as follows; provided that any such authority or discretion exercised with respect to a specific Non-Employee Director shall be approved by the affirmative vote of a majority of the members of the Board, even if not a quorum, but excluding the Non-Employee Director with respect to whom such authority or discretion is exercised:

(a) to determine when, to whom and in what types and amounts Awards should be granted; provided that grants to Non-Employee Directors shall be made solely pursuant to Article 12;

(b) to grant Awards to Eligible Persons in any number, and to determine the terms and conditions applicable to each Award (including the number of Shares or the amount of cash or other property to which an Award will relate, any exercise price, grant price or purchase price, any limitation or restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictions on exercisability or transferability, any performance goals including those relating to the Company and/or an Affiliate and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

(c) to determine the benefit payable under any Performance Unit, Performance Share, Dividend Equivalent, or Other Stock-Based Award and to determine whether any performance or vesting conditions have been satisfied;

(d) to determine whether or not specific Awards shall be granted in connection with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards and all other matters to be determined in connection with an Award;

(e) to determine the Option Term;

(f) to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall be forfeited and whether such shares shall be held in escrow;

(g) to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time;

(h) to determine with respect to Awards granted to Eligible Persons whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred, either at the election of the Grantee or if and to the extent specified in the Award Agreement automatically or at the election of the Committee (whether to limit loss of deductions pursuant to Code Section 162(m) or otherwise);

(i) to offer to exchange or buy out any previously granted Award for a payment in cash, Shares or other Award;

(j) to construe and interpret the Plan and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(k) to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(l) to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(m) to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment (i) which does not adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

(n) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

(o) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee;

(p) to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section 4.2) affecting the Company or an Affiliate or the financial statements of the Company or an Affiliate, or, except with respect to Awards granted pursuant to Article 12, in response to changes in applicable laws, regulations or accounting principles; provided, however, that in no event shall such adjustment increase the value of an Award for a person expected to be a Covered Employee for whom the Committee desires to have the Performance-Based Exception apply;

(q) to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

(r) to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Affiliates, any Grantee, any person claiming any rights under the Plan from or through any Grantee, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan (subject to Sections 4.3 and 5.7(c)).

Article 4.

Shares Subject to the Plan, Maximum Awards, and 162(m) Compliance

4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2, and except as provided in Section 5.6(b) the number of Shares hereby reserved for delivery under the Plan shall be 9,000,000, of which 2,000,000 Shares shall be available for delivery as Restricted Shares. Immediately prior to the Effective Date, 5,000,000 Shares were available for delivery under the terms of the Insight Communications Company, Inc. 1999 Stock Option Plan, as in effect immediately prior to its amendment to become the Plan (the “Prior Plan”).

If any Shares subject to an Award granted hereunder (or under the Prior Plan) are forfeited or such Award otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. If any Shares subject to an Award granted hereunder (or under the Prior Plan) are withheld or applied as payment in connection with the exercise of an Award or the withholding or payment of taxes related thereto (“Returned Shares”), such Returned Shares shall again be available for grant under the Plan.

The Committee shall from time to time determine the appropriate methodology for calculating the number of Shares to which an Award relates pursuant to the Plan.

Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

4.2 Adjustments in Authorized Shares and Awards. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (a) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (b) the number and type of Shares (or other securities or property) subject to outstanding Awards, (c) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (d) the number and kind of Shares of outstanding Restricted Shares or relating to any other outstanding Award in connection with which Shares are subject, and (e) the number of Shares with respect to which Awards may be granted to a Grantee, as set forth in Section 4.3; provided, in each case, that with respect to Awards of Incentive Stock Options intended to continue to qualify as Incentive Stock Options after such adjustment, no such adjustment shall be authorized to the extent that such adjustment would cause the Incentive Stock Option to violate Section 424(a) of the Code; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

4.3 Compliance with Section 162(m) of the Code. To the extent the Committee determines that compliance with the Performance-Based Exception is desirable, the following shall apply:

(a) Section 162(m) Compliance. All Awards granted to persons the Committee believes likely to be Covered Employees shall comply with the requirements of the Performance-Based Exception; provided, however, that to the extent Code Section 162(m) requires periodic shareholder approval of performance measures, such approval shall not be required for the continuation of the Plan or as a condition to grant any Award hereunder after such approval is required. In addition, in the event that changes are made to Code Section 162(m) to permit flexibility with respect to the Award or Awards available under the Plan, the Committee may, subject to this Section 4.3, make any adjustments to such Awards as it deems appropriate.

(b) Annual Individual Limitations. During the 2002 calendar year, no Grantee may be granted Awards (other than Awards that cannot be satisfied in Shares) with respect to more than 1,450,000 Shares, subject to adjustment as provided in Section 4.2, and for any calendar year commencing after 2002, no Grantee may be granted Awards (other than Awards that cannot be satisfied in Shares) with respect to more than 850,000 Shares, subject to adjustment as provided in Section 4.2 and except as otherwise provided in Section 5.6(b). The maximum potential value of Awards to be settled in cash or property (other than Shares) that may be granted with respect to any calendar year to any Grantee expected to be a Covered Employee (regardless of when such Award is settled) shall not exceed $5,000,000. (Thus, Awards that accrue over more than one calendar year (or fiscal year) may exceed the one-year grant limit in the prior sentence at the time of payment or settlement.)

4.4 Performance-Based Exception Under Section 162(m). Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Section 4.4, for Awards (other than Options) designed to qualify for the Performance-Based Exception, the objective Performance Measure(s) shall be chosen from among the following:

(a) Earnings (either in the aggregate or on a per-share basis);

(b) Net income or loss;

(c) Operating income or loss;

(d) Operating profit;

(e) Cash flow (as modified or adjusted for purposes of reporting cash flow in accordance with industry practice);

(f) Stockholder returns (including return on assets, investments, equity, or gross sales) (including income applicable to common stockholders or other class of stockholders);

(g) Return measures (including return on assets, equity, or sales);

(h) Earnings before or after either, or any combination of, interest, taxes, depreciation or amortization (EBITDA) (as modified or adjusted for purposes of reporting EBITDA in accordance with industry practice);

(i) Gross revenues;

(j) Share price (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);

(k) Reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more business units;

(l) Net economic value;

(m) Market share;

(n) Annual net income to common stock;

(o) Annual cash flow provided by operations;

(p) Changes in annual revenues;

(q) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

(r) Economic value added;

(s) Sales;

(t) Costs;

(u) Results of customer satisfaction surveys;

(v) Aggregate product price and other product price measures;

(w) Safety record;

(x) Service reliability;

(y) Operating and maintenance cost management;

(z) Debt rating; and/or

(aa) Achievement of business or operational goals such as market share and/or business development;

provided that applicable performance measures may be applied on a pre- or post-tax basis; and provided further that the Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other grants, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Measures within the time period prescribed by Section 162(m) of the Code. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, a department, unit, division or function within the Company or any one or more Affiliates; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not (unless the Committee determines to amend the Award so that it no longer qualified for the Performance-Based Exception) be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). The Committee may not, unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception, delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

In the event that applicable laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

Article 5.

Eligibility and General Conditions of Awards

5.1 Eligibility. The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award. Each Person who, on any date on which an Award is to be granted pursuant to Article 12, is a Non-Employee Director eligible to be granted an Award pursuant to Article 12 automatically shall be granted an Award pursuant to Article 12 on such date.

5.2 Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3 General Terms and Termination of Affiliation. The Committee may impose on any Award or the exercise or settlement thereof, at the date of grant or, subject to the provisions of Section 13.2, thereafter, such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including terms requiring forfeiture, acceleration or pro-rata acceleration of Awards in the event of a Termination of Affiliation by the Grantee. Except as may be required under the Delaware General Corporation Law, Awards may be granted for no consideration other than prior and future services. Except as otherwise determined by the Committee pursuant to this Section 5.3, all Options that have not been exercised, or any other Awards that remain subject to a risk of forfeiture or which are not otherwise vested, or which have outstanding Performance Periods, at the time of a Termination of Affiliation shall be forfeited to the Company.

5.4 Nontransferability of Awards.

(a) Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order (a “QDRO”) as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974 as amended, or the rules thereunder.

(b) No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company) or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary to receive benefits in the event of the Grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c) Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Agreement, Director Options, Deferred Stock, and Awards other than Incentive Stock Options, may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Grantee or members of his or her Immediate Family; and the “Immediate Family” of a Grantee means the Grantee’s spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews. Such Award may be exercised by such transferee in accordance with the terms of such Award. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to and consistent with the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

(d) Nothing herein shall be construed as requiring the Committee to honor a QDRO except to the extent required under applicable law.

5.5 Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Termination of Affiliation.

5.6 Stand-Alone, Tandem and Substitute Awards.

(a) Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan; provided that if the stand-alone, tandem or substitute Award is intended to qualify for the Performance-Based Exception, it must separately satisfy the requirements of the Performance-Based Exception. If an Award is granted in substitution for another Award or any non-Plan award or benefit, the Committee shall require the surrender of such other Award or non-Plan award or benefit in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or non-Plan awards or benefits may be granted either at the same time as or at a different time from the grant of such other Awards or non-Plan awards or benefits.

(b) The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under the Plan (“Substitute Awards”) in substitution for stock and stock-based awards (“Acquired Entity Awards”) held by employees of or consultants to another corporation or entity who become Eligible Persons as the result of a merger or consolidation of the employing corporation or other entity (the “Acquired Entity”) with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Entity immediately prior to such merger, consolidation or acquisition in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value. The limitations of Sections 4.1 and 4.3 on the number of Shares reserved or available for grants shall not apply to Substitute Awards granted under this subsection (b).

5.7 Compliance with Rule 16b-3.

(a) Six-Month Holding Period Advice. Unless a Grantee could otherwise dispose of or exercise a derivative security or dispose of Shares delivered under the Plan without incurring liability under Section 16(b) of the

Exchange Act, the Committee may advise or require a Grantee to comply with the following in order to avoid incurring liability under Section 16(b): (i) at least six months must elapse from the date of acquisition of a derivative security under the Plan to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security, and (ii) Shares granted or awarded under the Plan other than upon exercise or conversion of a derivative security must be held for at least six months from the date of grant of an Award.

(b) Reformation to Comply with Exchange Act Rules. To the extent the Committee determines that a grant or other transaction by a Section 16 Person should comply with applicable provisions of Rule 16b-3 (except for transactions exempted under alternative Exchange Act rules), the Committee shall take such actions as necessary to make such grant or other transaction so comply, and if any provision of this Plan or any Award Agreement relating to a given Award does not comply with the requirements of Rule 16b-3 as then applicable to any such grant or transaction, such provision will be construed or deemed amended, if the Committee so determines, to the extent necessary to conform to the then applicable requirements of Rule 16b-3.

(c) Rule 16b-3 Administration. Any function relating to a Section 16 Person shall be performed solely by the Committee or the Board if necessary to ensure compliance with applicable requirements of Rule 16b-3, to the extent the Committee determines that such compliance is desired. Each member of the Committee or person acting on behalf of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer, manager or other employee of the Company or any Affiliate, the Company’s independent certified public accountants or any executive compensation consultant or attorney or other professional retained by the Company to assist in the administration of the Plan.

5.8 Deferral of Award Payouts. The Committee may permit a Grantee to defer, or if and to the extent specified in an Award Agreement require the Grantee to defer, receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the exercise of an Option, the lapse or waiver of restrictions with respect to Restricted Shares, the satisfaction of any requirements or goals with respect to Performance Units or Performance Shares, the lapse or waiver of the deferral period for Deferred Stock, or the lapse or waiver of restrictions with respect to Other Stock-Based Awards. If any such deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals. Except as otherwise provided in an Award Agreement, any payment or any Shares that are subject to such deferral shall be made or delivered to the Grantee as specified in the Award Agreement or pursuant to the Grantee’s deferral election.

Article 6.

Stock Options

6.1 Grant of Options. Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term, the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

6.3 Option Price. The Option Price of an Option under this Plan shall be determined in the sole discretion of the Committee. Subject to the adjustment allowed under Section 4.2, neither the Committee nor the Board shall have the authority or discretion to change the Option Price of any outstanding Option.

6.4 Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

(a) shall be granted only to an employee of the Company or a Subsidiary Corporation (as defined below);

(b) shall have an Option Price of not less than 100% of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “10% Owner”), have an Option Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

(c) shall be for a period of not more than 10 years (five years if the Grantee is a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(d) shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);

(e) shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

(f) shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”), within 10 days of such a Disqualifying Disposition;

(g) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and

(h) shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (d) and (e) above, as an Option that is not an Incentive Stock Option.

For purposes of this Section 6.4, “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

6.5 Payment. Except as otherwise provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means:

(a) cash, personal check or wire transfer;

(b) Mature Shares, valued at their Fair Market Value on the date of exercise;

(c) with the approval of the Committee, Restricted Shares held by the Grantee for at least six months prior to the exercise of the Option, each such share valued at the Fair Market Value of a Share on the date of exercise; or

(d) subject to applicable law (including the prohibited loan provisions of Section 402 of the Sarbanes-Oxley Act of 2002), through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

The Committee may in its discretion specify that, if any Restricted Shares (“Tendered Restricted Shares”) are used to pay the Option Price, (x) all the Shares acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option, or (y) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

Article 7.

Restricted Shares

7.1 Grant of Restricted Shares. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.

7.2 Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable securities laws; provided that such conditions and/or restrictions may lapse, if so determined by the Committee, in the event of the Grantee’s Termination of Affiliation due to death, disability, normal or approved early retirement, or involuntary termination by the Company or an Affiliate without “cause”.

7.3 Consideration for Restricted Shares. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares.

7.4 Effect of Forfeiture. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Shares.

7.5 Escrow; Legends. The Committee may provide that the certificates for any Restricted Shares (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares under the Plan. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be delivered without such legend.

Article 8.

Performance Units and Performance Shares

8.1 Grant of Performance Units and Performance Shares. Subject to and consistent with the provisions of the Plan, Performance Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

8.2 Value/Performance Goals. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee. With respect to Covered Employees and to the extent the Committee deems it appropriate to comply with Section 162(m) of the Code, all performance goals shall be objective Performance Measures satisfying the requirements for the Performance-Based Exception, and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

(a) Performance Unit. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.

(b) Performance Share. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

8.3 Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to payment based on the level of achievement of performance goals set by the Committee. If a Performance Unit or Performance Share Award is intended to comply with the Performance-Based Exception, the Committee shall certify the level of achievement of the performance goals in writing before the Award is settled.

At the discretion of the Committee, the settlement of Performance Units or Performance Shares may be in cash, Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement.

If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines that the Award, the performance goals, or the Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the Award, the performance goals, or the applicable Performance Period, as it deems appropriate in order to make them appropriate and comparable to the initial Award, the performance goals, or the Performance Period.

At the discretion of the Committee, a Grantee may be entitled to receive any dividends or Dividend Equivalents declared with respect to Shares deliverable in connection with grants of Performance Units or Performance Shares which have been earned, but not yet delivered to the Grantee.

Article 9.

Deferred Stock

9.1 Grant of Deferred Stock. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Deferred Stock to any Eligible Person, in such amount and upon such terms as the Committee shall determine, including grants at the election of a Grantee to convert Shares to be acquired upon Option exercise, upon lapse of restrictions on Restricted Shares, or vesting of Performance Shares, into such Deferred Stock.

9.2 Delivery and Limitations. Delivery of Shares will occur upon expiration of the deferral period specified for the Award of Deferred Stock by the Committee. In addition, an Award of Deferred Stock shall be subject to such limitations as the Committee may impose, which limitations may lapse at the expiration of the deferral period or at other specified times, separately or in combination, in installments or otherwise, as the Committee shall determine at the time of grant or thereafter. Unless and only to the extent that the Committee shall provide otherwise in the Award Agreement, a Grantee awarded Deferred Stock will have no voting rights but will have the rights to receive Dividend Equivalents in respect of Deferred Stock, which Dividend Equivalents shall be deemed reinvested in additional Shares of Deferred Stock.

9.3 Forfeiture. Upon Termination of Affiliation during the applicable deferral period, Deferred Stock that is at that time subject to deferral shall be forfeited to the extent provided in the Award Agreement.

Article 10.

Dividend Equivalents

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or additional Awards or otherwise reinvested.

Article 11.

Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan including Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, and Awards valued by reference to the value of securities of or the performance of specified Affiliates. Subject to and consistent with the provisions of the Plan, the Committee shall determine the terms and conditions of such Awards. Except as provided by the Committee, Shares delivered pursuant to a purchase right granted under this Article 11 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property, as the Committee shall determine.

Article 12.

Non-Employee Director Awards

12.1 Exclusive Means for Non-Employee Director Awards. Awards to Non-Employee Directors shall be made solely pursuant to this Article 12.

12.2 Director Option. Each Non-Employee Director may elect (an “Option Election”) to have all or any portion of his or her annual retainer fee (as in effect from time to time) be paid as an Award of a Director Option. An Option Election may be made at any time prior to the date annual retainer fees or any portion thereof would otherwise have been paid in cash, subject to such restrictions and advance written filing requirements as the Company may impose. Each Option Election shall specify the portion of the annual retainer fee to be paid as an Award of a Director Option and shall remain in effect with respect to future annual retainer fees until the Non-Employee Director revokes or changes such Option Election. Any such revocation or change shall have prospective application only. Each Director Option and Award thereof shall be subject to the following terms and conditions:

(a) Non-Employee Director Status. A person must be a Non-Employee Director on the Grant Date of a Director Option in order to be granted such Director Option.

(b) The Grant Date for each such Director Option shall be the date the annual retainer fee or portion thereof would otherwise have been paid in cash.

(c) The number of Shares subject to each such Director Option shall be the amount of the annual retainer fee or portion thereof that would otherwise have been paid in cash on the Grant Date, divided by the per-Share Modified Black-Scholes Value of the Director Option as of the Grant Date, rounding up to the next higher whole number of Shares any fractional portion of a Share equal to or in excess of one-half Share (and otherwise rounding down to the next lower whole number of Shares). For purposes of this Article 12 “Modified Black-Scholes Value” means the per share fair value of the Director Option determined using the modified Black-Scholes option pricing model or similar option pricing model, and applied on the basis of such risk-free interest rate, expected option life, volatility, average stock price, and other applicable parameters, or formula therefor, as the Company in its sole discretion approves.

(d) Option Price. The Option Price for each Director Option shall be 100 percent of the Fair Market Value of a Share on the Grant Date.

(e) Director Option Term. The Option Term of each Director Option shall expire on the earlier of (i) an anniversary of the Grant Date determined by the Board and uniformly applied to all Director Options granted on a single Grant Date, not later than the tenth anniversary of the Grant Date, or (ii) five years, or such shorter period as the Board may determine, after the date the Grantee ceases to serve as a Non-Employee Director.

(f) Vesting and Exercisability. Each Director Option shall be fully vested and exercisable at any time, or from time to time, throughout the Option Term.

(g) Method of Exercise. A Grantee may exercise a Director Option, in whole or in part, during the Option Term, by giving written notice of exercise to the Human Resources Department of the Company, specifying the Director Option to be exercised and the number of Shares to be purchased, and paying in full the exercise price by any one or any combination of the following means:

(i) in cash, personal check or wire transfer;

(ii) by surrendering Mature Shares having a Fair Market Value at the time of exercise equal to the Option Price for Shares being acquired; or

(iii) subject to applicable law (including the prohibited loan provisions of Section 402 of the Sarbanes-Oxley Act of 2002), through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares.

(h) Exercise of Director Option for Deferred Stock. A Non-Employee Director who is entitled to make and makes a Deferral Election in accordance with Section 12.4 and who pays the Option Price with Mature Shares may exercise his or her option for an equal number of shares of Deferred Stock in lieu of Shares.

12.3 Election to Receive Director Fees in Shares or Deferred Stock in Lieu of Cash.

(a) Payment of Director Fees in Shares. Pursuant to procedures approved by the Board to implement this Section 12.3 and subject to the approval of the Board in its sole discretion, a Non-Employee Director may elect (“Share Election”) to be paid all or a portion of the cash fees earned in his or her capacity as a Non-Employee Director (including annual retainer fees, meeting fees, fees for service on a Board committee, fees for service as chairman of a Board committee, and any other fees paid to directors) (“Director Fees”) in the form of Shares in lieu of cash. A Share Election may be made at any time prior to the date Director Fees would otherwise have been paid in cash, subject to such restrictions and advance filing requirements as the Company may impose. Each Share Election shall specify the portion of the Director Fees to be paid in the form of Shares and shall remain in effect with respect to future Director Fees until the Non-Employee Director revokes or changes such Share Election. Any such revocation or change shall have prospective application only. Shares delivered pursuant to a Share Election shall be the whole number of Shares determined by dividing the amount of Director Fees to be paid in Shares by the Fair Market Value of a Share on the date such Director Fees would otherwise be paid (rounding up to the next higher whole number of Shares any fractional portion of a Share equal to or in excess of one-half Share, and otherwise rounding down to the next lower whole number of Shares).

(b) Payment of Director Fees in Deferred Stock. A Non-Employee Director who makes a Deferral Election in accordance with Section 12.4 shall receive all or part (as he or she elects) of his or her Director Fees in the form of a number of shares of Deferred Stock equal to the quotient (rounding up to the next higher whole number of shares, any fractional portion of a Share equal to or in excess of one-half Share, and otherwise rounding down to the next lower whole number of Shares) of the amount of Director Fees to be paid in the form of Deferred Stock divided by the Fair Market Value of a Share on the date such Director Fees would otherwise be paid in cash.

12.4 Deferral Elections. Pursuant to procedures approved by the Board to implement this Section 12.4 and subject to the approval of the Board in its sole discretion, a Non-Employee Director may elect (“Deferral Election”) to be paid any or all of the following (“Deferrable Amounts”) in the form of Deferred Stock in lieu of cash or Shares, as applicable: (i) shares to be delivered on exercise of a Director Option as provided in Section 12.2(e); (ii) Director Fees as provided in 12.3(a); and (iii) Dividend Equivalents on Deferred Stock, as provided in Section 12.4(d).

(a) Timing of Deferral Elections. An initial Deferral Election must be filed with the Human Resources Department of the Company no later than December 31 of the year preceding the calendar year in which the Deferrable Amounts to which the Deferral Election applies would otherwise be paid or delivered, subject to such restrictions and advance filing requirements as the Company may impose; provided that any newly elected or appointed Non-Employee Director may file a Deferral Election not later than 30 days after the date such person first became a Non-Employee Director (or at such later time in the year of such election or appointment as the Company shall permit). A Deferral Election shall be irrevocable as of the filing deadline and shall only apply with respect to Deferrable Amounts otherwise payable after the filing of such election. Each Deferral Election shall remain in effect with respect to subsequently earned Deferrable Amounts unless the Non-Employee Director revokes or changes such Deferral Election. Any such revocation or change shall have prospective application only.

(b) Content of Deferral Elections. A Deferral Election must specify the following:

(i) The number of Shares acquired on exercise of a Director Option or under a Director Stock Grant to be paid in Deferred Stock, or the dollar amount or percentage of Director Fees to be paid in Deferred Stock;

(ii) the date such Deferred Stock shall be paid (subject to such limitations as may be specified by counsel to the Company); and

(iii) whether Dividend Equivalents on Deferred Stock are to be paid in cash or deposited in the form of Deferred Stock to the Non-Employee Director’s Deferral Account (as defined in Section 12.4(c)), to be paid at the time the Deferred Stock to which they relate are paid.

(c) Deferral Account. The Company shall establish an account (“Deferral Account”) on its books for each Non-Employee Director who makes a Deferral Election. A number of shares of Deferred Stock (determined in the case of a Deferrable Amount otherwise payable in cash, by dividing the amount of cash to be deferred by the Fair Market Value of a Share on the date such cash would otherwise be paid, and rounding up to the next higher whole number of Shares any fractional portion of a Share equal to or in excess of one-half Share, and otherwise rounding down to the next lower whole number of Shares) shall be credited to the Non-Employee Director’s Deferral Account as of each date a Deferrable Amount subject to a Deferral Election would otherwise be paid. Deferral Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to Deferral Accounts. The obligation to make distributions of securities or other amounts credited to Deferral Accounts shall be an unfunded unsecured obligation of the Company.

(d) Crediting of Dividend Equivalents. Whenever dividends are paid or distributions made with respect to Shares, Dividend Equivalents shall be credited to Deferral Accounts on all Deferred Stock credited thereto as of the record date for such dividend or distribution. If the Non-Employee Director has elected cash payment of Dividend Equivalents pursuant to Section 12.4(b), such Dividend Equivalents shall be paid in cash on the payment date of the dividend or distribution. Otherwise, such Dividend Equivalents shall be credited to the Deferral Account in the form of additional Deferred Stock in a number determined by dividing the aggregate value of such Dividend

Equivalents by the Fair Market Value of a Share at the payment date of the dividend or distribution (rounding up to the next higher whole number of Shares any fractional portion of a Share equal to or in excess of one-half Share, and otherwise rounding down to the next lower whole number of Shares).

(e) Settlement of Deferral Accounts. The Company shall settle a Non-Employee Director’s Deferral Account by delivering to the holder thereof (which may be the Non-Employee Director or his or her beneficiary) a number of Shares equal to the whole number of Deferred Stock then credited to such Deferral Account (or a specified portion in the event of any partial settlement); provided that if less than the value of a whole Share remains in the Deferral Account at the time of any such distribution, the number of Shares distributed shall be rounded up to the next higher whole number of Shares if the fractional portion of a Share remaining is equal to or in excess of one-half Share, and otherwise shall be rounded down to the next lower whole number of Shares. Such settlement shall be made at the time or times specified in the applicable Deferral Election; provided that a Non-Employee Director may further defer settlement of the Deferral Account by filing a new Deferral Election if the new Deferral Election is filed in the calendar year preceding the calendar year in which the Deferred Shares would be payable under the then-current Deferral Election and at least six months before such Deferred Shares would be payable under the then-current Deferral Election.

12.5 Insufficient Number of Shares. If at any date insufficient Shares are available under the Plan for the automatic grant of Director Options or Director Stock Grants, or the delivery of Shares in lieu of cash payment of Director Fees, or crediting Deferred Stock pursuant to a Deferral Election, (a) Director Options under Section 12.2 automatically shall be granted proportionately to each Non-Employee Director eligible for such a grant to the extent Shares are then available (provided that no Director Option shall be granted with respect to a fractional number of Shares), and (b) then, if any Shares remain available, Director Fees elected to be received in Shares shall be paid in the form of Shares or deferred in the form of Deferred Stock proportionately among Non-Employee Directors then eligible to participate to the extent Shares are then available.

12.6 Non-Forfeitability. The interest of each Non-Employee Director in Director Options or Deferred Stock (and any Deferral Account relating thereto) granted or delivered under the Plan at all times shall be non-forfeitable.

Article 13.

Amendment, Modification, and Termination

13.1 Amendment, Modification, and Termination. Subject to Section 13.2, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s stockholders, except that (a) any amendment or alteration shall be subject to the approval of the Company’s stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (b) the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to stockholders for approval.

13.2 Awards Previously Granted. Except as otherwise specifically permitted in the Plan or an Award Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award.

Article 14.

Withholding

14.1 Required Withholding

(a) The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option, or upon the lapse of restrictions on Restricted Shares, or upon the transfer of Deferred Stock, or upon payment of any other benefit or right under this Plan (the date on which such exercise occurs or such restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes by one or a combination of the following methods:

(i) payment of an amount in cash equal to the amount to be withheld;

(ii) delivering part or all of the amount to be withheld in the form of Mature Shares valued at their Fair Market Value on the Tax Date;

(iii) requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option, upon the lapse of restrictions on Restricted Stock, or upon the transfer of Deferred Stock, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iv) withholding from any compensation otherwise due to the Grantee.

The Committee in its sole discretion may provide that the maximum amount of tax withholding upon exercise of an Option to be satisfied by withholding Shares upon exercise of such Option pursuant to clause (iii) above shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law. An election by Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares or delivery of Mature Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.

(b) Any Grantee who makes a Disqualifying Disposition (as defined in Section 6.4(f)) or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in subsection (a).

14.2 Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Article 15.

Additional Provisions

15.1 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

15.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

15.3 Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

15.4 Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

15.5 Securities Law Compliance.

(a) If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1993, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

(b) If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

15.6 No Rights as a Stockholder. No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Shares, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Shares. Stock dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

15.7 Nature of Payments. Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Affiliate and (ii) the Grantee, except as such agreement shall otherwise expressly provide.

15.8 Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees or Non-Employee Directors as it may deem desirable.

15.9 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, other than its laws respecting choice of law.

15.10 Share Certificates. All certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Grantee, the Committee may require any Grantee to enter into an agreement providing that certificates representing Shares deliverable or delivered pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

15.11 Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

15.12 Affiliation. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Grantee’s employment or consulting contract at any time, nor confer upon any Grantee the right to continue in the employ of or as an officer of or as a consultant to the Company or any Affiliate.

15.13 Participation. No employee or officer shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

15.14 Military Service. Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

15.15 Construction. The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders.

15.16 Headings. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

15.17 Obligations. Unless otherwise specified in the Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee’s employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

15.18 No Right to Continue as Director. Nothing in the Plan or any Award Agreement shall confer upon any Non-Employee Director the right to continue to serve as a director of the Company.

15.19 Stockholder Approval. All Awards granted on or after the Effective Date and prior to the date the Company’s stockholders approve the amended and restated Plan are expressly conditioned upon and subject to approval of the amended and restated Plan by the Company’s stockholders.

INSIGHT COMMUNICATIONS COMPANY, INC.

ANNUAL MEETING OF STOCKHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Michael S. Willner and Dinni Jain as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Class A and Class B Common Stock of the undersigned at the 2005 Annual Meeting of the Company, to be held at the Rihga Royal, 151 West 54th Street, New York, New York, at 9:30 a.m. on Tuesday, April 26, 2005, and any adjournment or postponement thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

(Continued, and please sign, on reverse side)

INSIGHT COMMUNICATIONS COMPANY, INC. P.O. BOX 11440 NEW YORK, N.Y. 10203-0440

INTERNET

https://www.proxyvotenow.com/icc

Go to the website address listed above.

Have your proxy card ready.

Follow the simple instructions that appear on your computer screen.

OR

TELEPHONE

1-866-257-2286

Use any touch-tone telephone.

Have your proxy card ready.

Follow the simple recorded instructions.

OR

MAIL

Mark, sign and date your proxy card. Detach your proxy card.

Return your proxy card in the postage-paid envelope provided.

If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.

1-866-257-2286

CALL TOLL-FREE TO VOTE

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

Sign, Date and Return the Proxy Card in the Enclosed Envelope.

Votes must be indicated (x) in Black or Blue ink.

THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR PROPOSALS 1, 2 AND 3.

1. Election of Directors

FOR all nominees WITHHOLD AUTHORITY to vote *EXCEPTIONS listed below for all nominees listed below

The nominees for the board of directors are:

01—Sidney R. Knafel,

02—Michael S. Willner,

03—Dinni Jain,

04—Thomas L. Kempner,

05—Geraldine B. Laybourne,

06—David C. Lee,

07—James S. Marcus

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

2. Proposal to approve amendment to the 1999 Equity Incentive Plan.

3. Selection of Independent Auditors.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

To change your address, please mark this box.

SCAN LINE

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date Share Owner sign here Co-Owner sign here